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                                                                   Exhibit 10.11

                         LEASE AND MANAGEMENT AGREEMENT

         THIS LEASE AND MANAGEMENT AGREEMENT ("Lease"), made as of the June 9, 1998, by and between ST. LANDRY PARISH HOSPITAL SERVICE DISTRICT NO. 1, a political subdivision of the State of Louisiana ("Lessor"), whose address is 400 Moosa Boulevard, Eunice, Louisiana 70535, doing business as "Moosa Memorial Hospital" but currently operating as "Eunice Regional Medical Center" ("Lessor"), and PHC-EUNICE, INC., a Louisiana corporation ("Lessee"), whose address is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

                                   WITNESSETH:

         WHEREAS, Lessor is a hospital service district, created under Louisiana Revised Statute 46:1051 et. seq. whose object and purpose is, on behalf of the citizens of its district, to own and operate a hospital for the care of persons suffering from illnesses or disabilities which require that patient receive hospital care; and

         WHEREAS, Lessor is further allowed, by statute, to administer other activities related to rendering care to the sick and injured or in the promotion of health which may be justified by the facilities, personnel, funds and other requirements available; and

         WHEREAS, Lessor is further authorized, by statute, to participate so far as circumstances may warrant in any activity designed and conducted to promote the general health of the community; and

         WHEREAS, Lessor is allowed to cooperate with other public and private institutions and agencies in providing hospital and other health services to residents of its district; and

         WHEREAS, Lessor has previously owned and operated a hospital known as "Moosa Memorial Hospital" and provided other ancillary health care services to the residents of its district, all in compliance with its statutory purpose; and

         WHEREAS, Lessor, in fulfilling its public purpose, now seeks a strategic alliance with Lessee, to manage and provide health care services to its residents, with such strategic alliance, including a lease and special services, including improvements, to the existing facility.

         WHEREAS, Lessor has entered into an Interim Management Services Agreement with Lessee dated the 9th day of March, 1998, such Agreement being attached hereto and incorporated herein; and




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         WHEREAS, both Lessor and Lessee now desire to enter into a long-term
Lease and Management Agreement, until such time as Lessee builds a replacement hospital, all as discussed in more detail in that Agreement known as "Annex A to Lease Agreement", such Agreement being incorporated herein by reference.

         NOW, THEREFORE, for that mutual consideration more fully recited herein, both parties agree to the following terms and conditions.

         1. LEASE OF PREMISES AND EQUIPMENT. In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the property commonly known as Eunice Regional Medical Center, consisting of: (i) the parcel(s) of land located in Eunice, St. Landry Parish, Louisiana, as described on Schedule A, Part I attached hereto and made a part hereof for all purposes (the "Land"); (ii) all buildings, structures, "Fixtures" (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Improvements"); (iii) all easements, rights and appurtenances relating to the Land and the Improvements (collectively, the "Appurtenant Rights"); (iv) all equipment, machinery, fixtures, and other items of property, including all components thereof, now and hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, (collectively the "Fixtures"); and (v) all equipment, furnishings, furniture, trade fixtures and other personal property used in connection with medical-surgical hospital, urgent care and medical office building operations and businesses on the Premises, all as more particularly described on Schedule B (collectively the "Equipment"). The Land, the Improvements, the Appurtenant Rights and the Fixtures are hereinafter referred to collectively as the "Premises."

         2. TERM. The Premises and the Equipment are leased for an initial term of ten (10) years (the "Initial Term") commencing on the date upon which all conditions precedent to the Closing of the transactions set forth in Annex A have occurred (the "Commencement Date") and ending on June 30, 2008, unless terminated as hereinafter provided; provided however, in the event such conditions precedent have not occurred and the transactions set forth in Annex A have not closed on or before December 31, 1998, this Lease shall be null and void. If Lessee is not in default hereunder, Lessee shall have the option to extend the Initial Term for an additional five (5) years (the "Extended Term") by giving written notice to


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Lessor of its election to exercise such option at least one hundred eighty (180)
days prior to the expiration of the Initial Term. Notwithstanding the foregoing, unless Lessee otherwise elects in writing, this Lease shall automatically terminate upon commencement of operations by Lessee of the Replacement Hospital as set forth in Section 11 of Annex A hereto. "Lease Year" shall mean the period beginning on the first day of the term and ending at 12:00 midnight of the day prior to the first anniversary of the commencement date of the term and each subsequent twelve (12) month period within the term of this Lease.

         3. AMOUNT AND MANNER OF PAYMENT OF RENT. On the date hereof, Lessee shall pay to Lessor, as partial prepayment of rent for the Initial Term, Thirty Thousand Dollars ($30,000) (the "Initial Rent"). On the sixth anniversary of the date of this Lease, Lessee shall pay to Lessor an additional prepayment of rent in the amount of One Hundred Thousand Dollars ($100,000) (the "Additional Rent"). In the event Lessee elects to extend the term of this Lease for the Extended Term, Lessee shall pay to Lessor an additional prepayment of rent in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the "Extended Term Rent"). In the event that, at anytime during the term of this Lease, Lessee wrongfully terminates this Lease or defaults under this Lease and Lessor is permitted and does terminate this Lease as a result of such default, Lessee shall forfeit any claim it may have to the Initial Rent, Additional Rent or Extended Term Rent. In the event that, at anytime during the first year of the term of this Lease, Lessor wrongfully terminates this Lease or defaults under this Lease and Lessee is permitted and does terminate this Lease as a result of such default, Lessor shall forfeit and immediately repay the full amount of the Initial Rent to Lessee. In the event that, at anytime after the first year of the term of this Lease, Lessor wrongfully terminates this Lease or defaults under this Lease and Lessee is permitted and does terminate this Lease as a result of such default, Lessor shall forfeit and immediately repay a prorated portion of the Initial Rent to Lessee, such prorated portion being equal to, during the Initial Term, 120 minus the number of months (not to exceed 120) which have elapsed from the Commencement Date to the date of such termination multiplied by the Initial Rent, and during the Extended Term, 60 minus the number of months (not to exceed 60) which have elapsed from the commencement of the Extended Term.

         The Initial Rent, Additional Rent and Extended Term Rent are hereinafter referred to together as "Rent.") All Rent shall be paid in lawful money of the United States to Lessor at Lessor's address set forth above or at such other address or to such person as Lessor may designate in writing from time to time. Any installment of Rent which is not paid within fifteen (15) days of the Lease Payment Date shall bear interest at the rate of eight percent (8%) per annum from the 31st day after such Payment Date until such installment is paid. The parties agree that the Rent shall be allocable to and payable in respect to the Premises (Land, Improvements, Appurtenant Rights and Fixtures) and the Equipment as set forth in Schedule C.




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        4. COVENANTS OF LESSEE AND LESSOR.

        4.1 PAYMENT OF RENT. Lessee shall pay Rent in the manner provided in
Section 3 without notice or demand.

        4.2 OPERATION AND MANAGEMENT. Lessee shall operate and manage the premises, at the minimum, as an acute care hospital in a manner consistent with those standards acceptable in the industry. Lessee shall perform its obligations consistent with the public purpose of Lessor and shall not perform in any way that threatens such purpose. Lessee further agrees that it will provide written reports, when requested, but no less than on a quarterly basis, to the Board of Commissioners of Lessor (the "Board of Commissioners") which discusses the complete financial condition of the hospital and its ancillary services. Lessee further agrees that it will file all Medicare and/or Medicaid cost reports relating to the period from and after the Commencement Date in a timely fashion and pay all adjustments due and owing, notwithstanding its ability to exercise its appeal rights.

        4.3 MAINTENANCE AND REPAIR.

        (a) Lessee, at its own expense, will maintain all parts of the Improvements in at least as good condition as they now are, except for ordinary wear, tear, depreciation and obsolescence and damage by fire or other casualty.

        (b) All of the Equipment shall be maintained by Lessee in such repair and condition as similar equipment is maintained in other hospitals similar to and similarly located to the Premises and parishes contiguous thereto, but Lessee shall not be required to maintain any of the Equipment in any better condition than it now is. In the event that Lessee decides for any reason that any item or items of Equipment are no longer required for its use, Lessee may dispose of the same in accordance with the provisions of Section 7.2. If Lessee elects to replace any damaged or deteriorated Equipment instead of repairing the same, such replacement items of equipment shall become the property of Lessee, provided that the acquisition of any such replacement items of equipment shall be subject to the provisions of Section 7. Upon the early termination of this Lease, Lessee shall return to Lessor all items of Equipment not previously returned to Lessor in such condition they are required to be maintained hereunder, ordinary wear and tear, damage and deterioration, and any loss or damage ordinarily covered by a policy of fire and extended coverages excepted. As used throughout this Section 4.2(b), "ordinary wear and tear" shall mean the wear, tear, damage and deterioration that would typically and ordinarily occur if used for a period of time equivalent to the term of this Lease in a medical-surgical hospital facility similar to the Premises. Upon the expiration of this Lease, all of the Equipment and other items of personal property leased to Lessee hereunder shall become the sole property of Lessee without further payment to Lessor.


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         4.4 TAXES AND UTILITIES. Lessee shall pay, prior to delinquency: all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which during the term hereof, (i) are imposed or levied upon or assessed against the Premises and the Equipment, or (ii) arise out of the operation, possession or use of the Premises. Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Section 4.3. Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which accrue during the term hereof.

         4.5 COMPLIANCE WITH LAWS. Lessee shall cause the Premises to be in conformity with all laws, ordinances and regulations, and other governmental rules, orders and determinations now or hereafter enacted, made or issued, whether or not presently contemplated (collectively "Legal Requirements"), applicable to the Premises or the use thereof. In the event that the Premises are not now in conformity with all Legal Requirements, Lessor shall be responsible for promptly causing the Premises to become in conformity with all Legal Requirements, in accordance with the provisions of Section 7.2 of Annex to this Lease.

         4.6 INSURANCE.

             (a) Lessee will maintain insurance on the Premises of the following character:

                 (i) Insurance against loss by fire, flood, lightning, vandalism, malicious mischief and other risks which at the time are included under "extended coverage" endorsements with respect to the Premises, in an amount not less than 100% of the actual replacement value of the Improvements, exclusive of foundations, excavations, parking areas, drives, underground utilities and all other land improvements.

                 (ii) Comprehensive public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the amounts of $3,000,000 for bodily injury or death in any one occurrence and $1,000,000 for property damage.

                 (iii) Worker's compensation insurance (including employers' liability insurance, if requested by Lessor) to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect Lessor and the Premises against worker's compensation claims.





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         (b) Lessee will maintain professional liability insurance in the amount of at least $1,000,000 per occurrence and $3,000,000 in the aggregate, and participate in the Louisiana Patient Compensation Fund as a "Participating Provider".

         The insurance referred to in subsections (a) and (b), above, such insurance shall be written by companies legally qualified to issue such insurance, and shall name Lessor and Lessee as insured parties as their interests may appear. Coverage for the items referred to in subsections (a)(ii),
(a)(iii) and (b) above may be provided through such combination of self insurance and to "umbrella" policies maintained by Lessee or an Affiliate of Lessee as Lessee deems advisable. Lessee shall provide copies of certificates of insurance for such coverage to Lessor on or before the Commencement Date, and shall maintain current copies of any such certificates with Lessor at all times during the term of this Lease. Lessee shall notify Lessor of any change or lapse in coverage. For the purpose of this Agreement, the term "Affiliate of Lessee" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with, Lessee, (ii) any entity of which Lessee owns ten percent (10%) or more of the outstanding voting securities, or
(iii) any entity of which Lessee is a managing or controlling general partner or joint venturer. As used in this definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or other written agreement.

         4.7 SURRENDER OF PREMISES. Upon the expiration or termination of the of this Lease, Lessee shall surrender the Premises to Lessor in the condition in which the Premises were upon the commencement of this Lease, except as repaired, rebuilt, restored, altered, added to, as permitted or required hereby; except for ordinary wear and tear, normal deterioration and obsolescence, and damage due to causes reasonably beyond Lessee's control and, if this Lease shall be terminated by Lessee pursuant to Section 11.1, except any damage resulting from any fire or other casualty.

         4.8 USE OF PREMISES. Until such time as Lessee has built the Replacement Hospital (as such term is defined in Annex A), Lessee may use and occupy the Premises for operation of a medical surgical hospital or other health care facility or facilities and the provision of such ancillary services and related, incidental uses as are appropriate or desirable in conjunction with the operation of such health care facilities and for any other purpose or purposes permitted by applicable Legal Requirements. Thereafter, Lessee may use and occupy the Premises for any purpose for which Lessor could use the Premises.

         4.9 WAIVER OF SUBROGATION. Lessor and Lessee on behalf of themselves and all others claiming under them, including any insurer, waive all claims against each other, including all rights of subrogation, for loss or damage to their respective property (including, but not limited to, the Premises) arising from fire, smoke




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damage, windstorm, hail, vandalism, theft, malicious mischief and any of the other perils normally insured against in an "all risk" or physical loss policy, regardless of whether insurance against those perils is in effect with respect to such party's property. If either party so requests, the other party shall obtain from its insurer a written waiver of all rights of subrogation that it may have against the other party.

         4.10 COMPLIANCE WITH ACCREDITATION STANDARDS. Lessee shall at all times at its own cost and expense use its best efforts to maintain the Premises and operate the Hospital in material compliance with the Accreditation Standards of the Joint Commission on the Accreditation of Healthcare Organizations ("JCAHO") or any other comparable accrediting organization that offers "deemed status" under the Medicare program, as the same may be amended from time to time. In the event that the Premises are not now in conformity with all JCAHO Accreditation Standards, Lessor shall be responsible for promptly causing the Premises to become in conformity with all JCAHO Accreditation Standards.

         5. TITLE AND CONDITION OF PREMISES.

         5.1 TITLE TO PREMISES. Lessor covenants, represents and warrants that Lessor has full right and lawful authority to enter into this Lease for the term hereof, is lawfully seized of the Premises and has good and marketable title thereto, free and clear of all liens and encumbrances except those listed on Schedule A, Part II (the "Permitted Encumbrances").

         5.2 CONDITION OF THE PREMISES. The Premises and the Equipment are in good operating condition and repair and are structurally sound and, except as set forth in Schedule D, there are no material deferred maintenance items and none of the Equipment nor any of the buildings, structures, fixtures or improvements which are part of the Premises are in need of any maintenance, repair or replacement, except for ordinary routine periodic maintenance of the kind usually required from time to time at similar facilities.

         5.3 QUIET ENJOYMENT. So long as no Event of Default has occurred and is continuing, Lessee shall peaceably and quietly have, hold, occupy and enjoy the Premises and the Equipment and all the appurtenances thereto, without hindrance or interruption from Lessor or any other persons and other entities whatsoever, subject only to Permitted Encumbrances as set forth in Annex A.

         6. INDEMNIFICATION. Lessee shall indemnify and hold Lessor harmless against any and all claims, liabilities, damages or losses resulting from injury or death of any person or damage to any property occurring on or about the Premises or in any manner in conjunction with the use or occupancy of the Premises in whole or in part, unless the death, injury or damage was sustained as a result of any willful or negligent acts or omissions of Lessor, or Lessor's agents or employees.





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         7. ALTERATIONS, ADDITIONS AND REMOVAL.

         7.1 ALTERATIONS, ADDITIONS AND REMOVAL. Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements, without permission of Lessor, provided that (i) such additions to and alterations and construction are either described in Schedule F or do not exceed $25,000.00; (ii) the market value of the Premises shall not be materially lessened thereby; (iii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder; (iv) no material part of the Improvements shall be demolished unless
(A) the same are replaced by other improvements which are required by Lessee in connection with its intended use of the Premises, and (B) Lessor's prior consent shall have been obtained, which consent shall not be unreasonably withheld. All such additions and alterations shall be and remain part of the realty and become the property of Lessor at the expiration or earlier termination of this Lease. Lessee may place upon the Premises any trade fixtures, machinery, equipment, materials, inventory, furniture and/or other personal property belonging to Lessee or third parties (collectively, "Lessee's Personal Property"), whether or not the same shall be affixed to the Premises, which are used in connection with any of Lessee's business operations on the Premises. Lessee may remove any of Lessee's Personal Property at any time during the term of this Lease. Lessee shall repair any damage to the Premises caused by such removal.

         7.2 DISPOSAL OF EQUIPMENT. If Lessee shall determine at any time and from time to time that any item or items of Equipment are obsolete or no longer suitable for Lessee's use in connection with Lessee's business or operations at the Premises, Lessee may sell, transfer, exchange, or otherwise dispose of such item(s) in such manner as Lessee may deem appropriate so long as such is in compliance with both state and local law. If requested by Lessee, Lessor shall deliver to Lessee or to Lessee's designee a bill of sale, in form and substance reasonably satisfactory to Lessee, duly executed and acknowledged by Lessor, which shall be sufficient to convey and transfer to Lessee or its designee all of Lessor's right, title and interest in and to the item(s), free and clear of all liens and encumbrances whatsoever other than Permitted Encumbrances as set forth in Annex A. Lessee may retain as its sole and absolute property the proceeds, whether in cash or in exchange property or otherwise, of any sale, transfer, exchange or other disposition of any such items.

         8. LESSEE'S RIGHT TO MORTGAGE ITS LEASEHOLD INTEREST.

         8.1 LESSEE'S RIGHT TO ENCUMBER AND MORTGAGE THIS LEASEHOLD. At any time during the term of this Lease, Lessee may mortgage, hypothecate or otherwise encumber Lessee's leasehold estate under this Lease in respect to both the Premises and Equipment to secure indebtedness of Lessee under one or more





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leasehold mortgages and may assign this Lease as security for such mortgage or mortgages.

         8.2 EXECUTION OF DOCUMENTS REQUIRED BY LEASEHOLD MORTGAGES. Lessor shall execute and deliver such documents as may reasonably be requested from time to time by any leasehold mortgagee for the purpose of allowing such leasehold mortgagee reasonable means to protect or preserve its lien upon Lessee's leasehold interest under this Lease on the occurrence of a default under the terms of this Lease, including without limitation a landlord agreement; provided, however, that any such documents shall not in any way affect Sections 2, 3 or 4.7 of this Lease, or without the prior written approval of Lessor, which will not be unreasonably withheld, modify any other provision of this Lease in a manner which materially adversely affects Lessor.

         9. ASSIGNMENTS AND SUBLEASES. Lessee and its assigns shall have the right to assign this Lease, in whole or in part, and to sublet the Premises, or any part thereof, from time to time to an Affiliate (as that term is defined in Section 4.6(b)) without the prior written consent of Lessor.

         10. PERMITTED CONTESTS. Notwithstanding any provision of this Lease to the contrary, Lessee shall not be required, nor shall Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent (except Rent, additional rent and any other sums due hereunder payable to or for the benefit of Lessor), charge, lien or encumbrance, or to comply with any Legal Requirement applicable to the Premises or the use thereof, as long as Lessee shall contest the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and which also shall prevent the sale, forfeiture or loss of the Premises or any Rent, or to satisfy the same or Legal Requirements, and which shall not affect the payment of any Rent, provided that such contest shall not subject Lessor to the risk of any criminal liability or any material civil liability. Lessee shall give such reasonable security as may be demanded by Lessor, or any mortgagee to insure ultimate payment of such tax, assessment, levy, fee, rent, charge, lien, or encumbrance and compliance with Legal Requirements and to prevent any sale or forfeiture of the Premises, any Rent, any additional rent or any other sum required to be paid by Lessee hereunder.

         11. CASUALTY AND CONDEMNATION.

         11.1 CASUALTY.

         (a) Except as hereinafter provided, if any of the Improvements shall be damaged or destroyed by fire or any other casualty covered by a standard policy of fire and extended coverage insurance, as required pursuant to Section 4.5 hereof, Lessee shall thereafter commence and diligently prosecute to completion, at Lessee's sole expense, the repair or rebuilding of the Improvements or portion




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thereof which was damaged, in a good and workmanlike manner, in accordance with plans and specifications satisfactory to Lessee and Lessor, which Lessor shall not unreasonably disapprove, provided that the Improvements upon completion of such repair or rebuilding shall have a value which is not substantially less than the value of the Improvements immediately prior to the damage or destruction. All proceeds remaining after payment of the costs of collection and recovery, if any ("Net Proceeds") shall be paid over to Lessee to fund the costs of repair and rebuilding.

         (b) In the event that either (i) the damage or destruction with respect to any building ("Building") which is a part of the Improvements is so extensive that it cannot be rebuilt, restored or repaired as required in Section 12.1(a) within one hundred twenty (120) days after such occurrence, as determined by Lessee in its reasonable judgment or (ii) any such damage or destruction occurs during the last two years of the term of this Lease, then Lessee shall have the right to terminate this Lease with respect to the damaged or destroyed Building, but no other part of the Premises, by giving written notice thereof to Lessor within sixty (60) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction; provided that, if the Building which suffered such damage or destruction is the main hospital building located on Tract 1 of the Premises, then Lessee shall have the right to terminate this Lease by giving written notice thereof to Lessor within sixty (60) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction. In addition, if any Building is materially damaged or destroyed by any casualty not covered by the standard policy of fire and extended coverage insurance, then Lessee may terminate this Lease effective as of the date of such damage or destruction by giving the other party written notice thereof within sixty (60) days after the occurrence of such damage or destruction. If Lessee exercises its option to terminate this Lease in part on account of damage or destruction to a Building, the parties shall promptly thereafter execute an amendment to this Lease which shall provide that such Building will be excised from the Premises, and that Rent will be proportionately and equitably reduced. In the event of a termination of this Lease, either in whole or in part, pursuant to Section 11.1(b), the Net Proceeds of insurance shall be paid over to Lessor, except that Lessee shall be entitled to receive such portion of such proceeds which represents the amount allocable to the value of the leasehold improvements made by Lessee and Lessee's Personal Property.

         11.2 CONDEMNATION.

         (a) If (i) the Premises are taken by an entity with the power of eminent domain ("Condemning Authority") or if the Premises are conveyed to a Condemning Authority by a negotiated sale, or if part of the Premises is so taken or conveyed such that any of the Improvements cannot be rebuilt so that upon completion Lessee may again use the Premises without substantial interference, or (ii) due to




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any such taking or conveyances, access to the Premises or any part thereof by motor vehicles and trucks as operated by Lessee, its contractors, employees, patients and invitees in the course of Lessee's business as theretofore conducted, is substantially impaired or terminated; then in any such event, Lessee may terminate this Lease by giving Lessor written notice any time after the occurrence of any of the foregoing and such termination shall be effective sixty (60) days from the date possession is taken by the Condemning Authority.

         (b) If part of the Premises or any Building or a substantial part thereof is so taken or conveyed without substantially interfering with the use of the Premises as a whole, but only one or more of the Buildings thereon, this Lease shall not terminate, except to the extent hereinafter provided. In such event, however, (i) Lessee shall have the option to terminate this Lease in respect to any Building which is subject to such taking or conveyance by notifying within sixty (60) days after the title is transferred to the Condemning Authority, and Lessor shall be entitled to all awards and payments made or to be made by the Condemning Authority, and (ii) if Lessee exercises such termination option, Lessor shall apply such portions of any award or payment made to Lessor for such taking or conveyance as is necessary to pay the cost of restoring the Building and/or the Premises to a complete architectural unit suitable for Lessee's use and business on the Premises. If Lessee exercises its option to terminate this Lease in part on account of a taking or conveyance of a Building or any substantial part thereof as provided in clause (i) above, the parties shall promptly thereafter execute an amendment to this Lease which shall provide that the Building will be excised from the Premises, and that Rent will be proportionately and equitably reduced.

         (c) Except as provided below and in Section 11.2(b), all payments made for any such taking or conveyance shall be the property of Lessor; provided, however, Lessor shall have no interest in any award or payment or any portion of any such award or payment which is attributable to the taking or conveyance of any trade fixtures, equipment and other personal property that have been placed on or within the Premises by Lessee since the Commencement Date or any leasehold improvements made by Lessee since the Commencement Date, all of which shall be paid to Lessee.

         (d) If this Lease is terminated pursuant to this Section 11, Lessor and Lessee shall be released and discharged from all liabilities arising or accruing under this Lease subsequent to the effective date of termination.

         12. RIGHT OF ENTRY.

         Upon not less than twenty-four (24) hours prior written notice to Lessee, Lessor and its agents and designees may enter upon and examine the Premises at reasonable times for the purpose of determining the condition of the Premises, and may show the Premises to prospective purchasers, mortgagees or lessees as long as such examination or showing shall not unreasonably interfere with the business operations of Lessee on the Premises.

         13. DEFAULT.

         13.1 DEFAULT; NOTICE AND CURE; REMEDIES. In the event Lessee shall default in the payment of Rent or any other sums payable by Lessee hereunder, and such default shall continue for a period of fifteen (15) days after Lessee receives written notice thereof from Lessor; or, if Lessee shall default in the performance of any other covenants or agreements hereunder and such default shall continue for thirty (30) days after written notice thereof, or, if the default is of such a nature that it could not reasonably be cured within such thirty (30) day period and Lessee does not, within said thirty (30) day period commence to cure it and thereafter proceed, with due diligence, to cure it; or, if Lessee shall fail to cause the Premises to be in conformity with the Legal Requirements and all other contracts, agreements, covenants, conditions and restrictions applicable to the ownership, occupancy or use of the Premises, as set forth in Section 4.4 hereof, and such failure shall continue for thirty (30) days after written notice thereof, or if the failure is of such a nature that it could not reasonably be cured within such thirty (30) day period and Lessee does not, within such thirty (30) day period commence to cure it and thereafter proceed, with due diligence, to cure it; then, and in addition to any and all other legal remedies and rights, Lessor may perform such covenant or agreement and to the extent sums are expended in connection therewith, and add such sums to the Rent due from Lessee to Lessor or, at the election of Lessor, may terminate this Lease and retake possession of the Premises by eviction, reentry or otherwise. Such re-entry shall not bar the right or recovery of Rent or damages for breach of covenants, nor shall the receipt of Rent after conditions broken be deemed a waiver of Lessor's remedies.

         13.2 OBLIGATION TO RELET. After a dispossession or removal in accordance with Section 13.1, the Rent shall be paid to the date of such dispossession or removal, (i) Lessor shall use its reasonable best efforts to re-let the Premises or portions thereof, either in the name of Lessor, Lessee or otherwise, for a term or terms which may, at the option of Lessor, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, (ii) Lessee shall pay Lessor monthly any deficiency between the Rent due hereunder and the amount, if any, of the rent collected on account of the new lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any renewal or extension the commencement of which shall not have occurred prior to such dispossession or removal), and (iii) Lessor shall have any and all other rights and remedies available to it.

         13.3 COSTS AND EXPENSES. If Lessee should fail to make any payment or cure any default hereunder within the time herein permitted, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee, and thereupon Lessee shall be obligated to, and hereby agrees, to pay Lessor, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Lessor in taking such remedial action.

         14. ENVIRONMENTAL MATTERS.

         14.1 WARRANTY OF LESSOR. Except as set forth in Schedule D, Lessor represents and warrants to Lessee that as of the date hereof no "Hazardous Substances" (as hereafter defined) or any other toxic material or medical waste are known to be present on or in the Improvements or Land, except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession or who operate medical facilities similar to those located in and on the Premises, and which are used and kept in compliance with applicable public health, safety and environmental laws; and Lessor shall indemnify Lessee against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any breach of the foregoing warranty.

         14.2 COVENANT OF LESSEE. Except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession or who operate medical facilities similar to those located in and on the Premises, medical specialty, and which are used and kept in compliance with applicable public health, safety and environmental laws, Lessee shall not allow any Hazardous Substance, or other toxic material or medical waste to be located in, on or under the Premises or allow the Premises to be used for the disposal of any Hazardous Substance or other toxic material and Lessee shall indemnify Lessor against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys fees, arising out of any breach of the foregoing warranty.

         14.3 COMPLIANCE WITH LAWS. Lessee shall at all times and in all respects comply with all Legal Requirements applicable to the Premises or the use thereof relating to industrial hygiene, the handling, storage and disposal of medical waste, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substance, toxic material or medical waste.

         14.4 REMEDIATION. If Lessee becomes aware of the presence of any Hazardous Substance in or on the Premises (except for those Hazardous Substances or other toxic material or medical waste brought, kept or used in the Premises by Lessee in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, profession or medical specialty and which are used and kept in compliance with applicable public health, safety and environmental laws) or if Lessee, or the Premises become subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise cleanup the Premises, Lessee shall, at its own cost and expense, carry out and complete any repair, closure, detoxification, decontamination or other cleanup of the Premises; provided that Lessee shall not be responsible for any of the foregoing relating to any Hazardous Substance, or other toxic materials or medical waste located on, in or under the Premises on the date of this Lease, all of which shall be the responsibility of Lessor pursuant to Section 14.1 and Lessor shall promptly execute and complete any required repair, closure, detoxification, decontamination or other clean-up of the Premises. If either party Lessee fails to implement and diligently pursue any such repair, closure, detoxification, decontamination other cleanup of the Premises which it is required to do hereunder, the other party Lessor shall have the right, but not the obligation, to carry out such action and to recover all of the costs, expenses, penalties and fines from the other.

         14.5 DEFINITION. "Hazardous Substances" as such term is used in this Lease means any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conversation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

         15. NOTICES, DEMANDS AND OTHER INSTRUMENTS. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when personally delivered or when placed in the United States mail, registered or certified with return receipt requested, when sent by prepaid telegram or facsimile followed by a confirmatory letter actually delivered or when sent by a courier or express service guaranteeing overnight delivery, (i) if to Lessor, addressed to it at its address set forth above, (ii) if to Lessee, addressed to Lessee at its address set forth above. Lessor and Lessee each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and (ii) any other person or entity that is to receive copies of notices, offers, consents and other instruments hereunder.

         16. SEVERABILITY; BINDING EFFECT. Each provision hereof shall be separate and independent and, the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee. Any such change, modification or discharge made otherwise than as expressly permitted by this paragraph shall be void. This Lease shall be governed by and interpreted in accordance with the laws of the State of Louisiana.

         17. HEADINGS AND TABLE OF CONTENTS. The table of contents and the headings of the various Sections and Schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.

         18. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         19. MEMORANDUM OF LEASE. Upon request of either party hereto, the parties shall execute and deliver to each other duplicate originals of a Memorandum of this Lease, in recordable form, containing the information required by law for recording the same.

         20. ASSIGNMENT OF EXISTING LEASES. Lessor hereby assigns to Lessee all of its right, title and interest as lessor under those certain leases affecting the Premises which are existing and in effect as of the date of execution of this Lease listed on Schedule 4.6 of Annex A (hereinafter the "Existing Leases"), and Lessee hereby agrees to assume all Lessor's obligations, covenants and agreements as lessor under the Existing Leases. Lessee shall be entitled to collect and receive all such rents and other sums from the lessees under the Existing Leases accruing on and after the Commencement Date, and Lessee and Lessor agree that the Existing Leases shall upon this assignment become subleases subject and subordinate to this Lease. Lessee shall notify each of the lessees under the Existing Leases of this assignment.

         21. TERMINATING INTERIM MANAGEMENT SERVICES AGREEMENT. Upon the Commencement Date of this Lease, the Interim Management Services Agreement, dated March 9, 1998, shall cease. Lessee agrees that Lessor shall not owe any further obligations to Lessee, including financial obligations, and all indebtedness, whether evidenced by a promissory note or not, shall be paid by Lessor in the manner set forth in Annex A. Notwithstanding, Lessee agrees to continue to provide assistance to Lessor in the winding down of its joint venture agreement with Lafayette Health Systems, including assistance in the preparation of financial information and/or cost reports, if reasonably requested to do so.

         22. NO PARTNERSHIP. The parties hereto intend the relationship created by this Lease to be that of lessor and lessee and do not intend for the arrangement between them to be a partnership.

         23. DEPARTMENT OF HEALTH AND HUMAN SERVICES REGULATION. Until the expiration of four years after the expiration or earlier termination of the Term of this Lease, Lessor will make available to the Secretary, U.S. Department of Health and Human Services, and the U.S. Comptroller General, and their representatives, this Lease and all books, documents, and records necessary to certify the nature and extent of Lessor's costs with respect to this Lease and the Premises. If Lessor carries out any of its duties under this Lease through a subcontract worth $10,000 or more over a 12-month period with a related organization, the subcontract will also contain an access clause to permit access by the Secretary, Comptroller General, and their representatives to the related organization's books and records.

         24. ANNEX, EXHIBITS AND SCHEDULES. Annex A, Exhibits A and B, and Schedules A, B, C, D and E, referred to in this Lease are hereby incorporated by reference herein.

         25. DUE DILIGENCE. The parties acknowledge and agree that they have executed this Lease (i) prior to Lessee having completed its due diligence with respect to the transactions described in Annex A, and (ii) without there being attached hereto all of the Schedules required by this Lease, or, in the case where a Schedule has been attached, it may not contain all of the information required to make it complete. Lessor shall provide full and complete Schedules on or before June 19, 1998, and may amend or supplement any theretofore submitted Schedules on or before such date. Such finally submitted complete Schedules submitted on or before June 19, 1998, shall be deemed part of this Lease and incorporated herein as of the date hereof as if originally submitted to Lessee and attached hereto as of the date hereof. Lessee shall have until July 10, 1998 (the "Due Diligence Period") to review the Schedules and complete its due diligence. The Due Diligence Period may be modified by mutual written agreement of Lessor and Lessee, and shall be extended a reasonable period of time to allow Lessee to consider and conduct due diligence with respect to the Schedules. Notwithstanding the foregoing, in the event Lessee discovers any material issue in the course of its due diligence with respect to the matters set forth in the Schedules and matters related or incident thereto, Lessee shall give Lessor written notice thereof, and Lessor shall have thirty (30) days to resolve such issue to Lessee's satisfaction. In the event Lessor is unable to do so, Lessee may terminate this Lease and Annex A, and thereafter this Lease and Annex A, and the rights and obligations of the parties under this Lease and Annex A shall be null and void.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first written above.

WITNESSES:                                LESSOR:

/s/ Newton Thibodeaux                     ST. LANDRY PARISH HOSPITAL SERVICE
------------------------------------      DISTRICT NO. 1

/s/ Brian N. Heinen, M.D.
------------------------------------

                                          By: /s/ Thomas R. Myers
                                             -----------------------------------
                                          Name: Thomas R. Myers
                                               ---------------------------------
                                          Title: Chairman
                                                --------------------------------

                                          LESSEE:

/s/ Darla T. Cowan                        PHC-EUNICE, INC.
------------------------------------

/s/ Nancy D. Lancaster
------------------------------------
                                          By: /s/ James Thomas Anderson
                                               ---------------------------------
                                          Name: James Thomas Anderson
                                               ---------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

                                   SCHEDULE A

                                    (PART 1)

                                LEGAL DESCRIPTION

                                   SCHEDULE A

                                    (PART II)

                             PERMITTED ENCUMBRANCES

                                   SCHEDULE B

                                    EQUIPMENT

                                   SCHEDULE C

                                 RENT ALLOCATION

                                   SCHEDULE D

                           DEFERRED MAINTENANCE ITEMS

                                   SCHEDULE E

                              ENVIRONMENTAL MATTERS

                                   SCHEDULE F

                      REPAIRS, RENOVATIONS AND IMPROVEMENTS

                    ANNEX A TO LEASE AND MANAGEMENT AGREEMENT

         THIS ANNEX A TO LEASE AND MANAGEMENT AGREEMENT ("Annex A"), dated as of June 9, 1998, between ST. LANDRY PARISH HOSPITAL SERVICE DISTRICT NO. 1, a political subdivision, doing business as "Moosa Memorial Hospital", but currently operating as "Eunice Regional Medical Center" ("Lessor"), and PHC-EUNICE, INC. ("Lessee"), a Louisiana corporation.

                                   WITNESSETH:

         WHEREAS, Lessor is a hospital service district, created under Louisiana Revised Statute 46:1051 et. seq. whose object and purpose is, on behalf of the citizens of its district, to own and operate a hospital for the care of persons suffering from illnesses or disabilities which require that patient receive hospital care; and

         WHEREAS, Lessor is further allowed, by statute, to administer other activities related to rendering care to the sick and injured or in the promotion of health which may be justified by the facilities, personnel, funds and other requirements available; and

         WHEREAS, Lessor is further authorized, by statute, to participate so far as circumstances may warrant in any activity designed and conducted to promote the general health of the community; and

         WHEREAS, Lessor is allowed to cooperate with other public and private institutions and agencies in providing hospital and other health services to residents of its district; and

         WHEREAS, Lessor has previously owned and operated a hospital known as "Moosa Memorial Hospital" and provided other ancillary health care services to the residents of its district, all in compliance with its statutory purpose; and

         WHEREAS, Lessor, in fulfilling its public purpose, now seeks a strategic alliance with Lessee, to manage and provide health care services to its residents, with such strategic alliance, including a lease and special services, including improvements, to the existing facility.

         WHEREAS, Lessor has entered into an Interim Management Services Agreement with Lessee dated the 9th day of March, 1998, such Agreement being attached hereto and incorporated herein; and

         WHEREAS, both Lessor and Lessee now desire to enter into a long-term Lease and Management Agreement, until such time as Lessee builds a replacement hospital, all as discussed in more detail in that Agreement known as "Lease and Management Agreement", such Agreement being incorporated herein by reference (the "Lease").

        NOW, THEREFORE, for and in consideration of the foregoing premises and the agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of all of which are acknowledged and agreed, the parties hereto agree as follows:

        1.     SALE OF ASSETS AND CERTAIN RELATED MATTERS.

                1.1 SALE OF ASSETS. At the Closing, as defined in Section 2.1, Lessor shall sell, transfer, convey assign and deliver to Lessee (or its designee), and Lessee shall purchase from Lessor, the following (together, the "Assets"):

                        (a) to the extent assignable or transferable under
                applicable law, all licenses, certificates of need, certificates of exemption, franchises, accreditations and registrations and other licenses or permits issued in connection with the Hospital (the "Licenses"), including, without limitation, the Licenses described in Schedule 1.1(a);

                        (b) all documents, records, operating manuals and files
                owned by Lessor or its affiliates, pertaining to or used in connection with the Hospital, including, without limitation, all patient records, medical records, financial records, equipment records, construction plans and specifications, but excluding Lessor's minute books and other records;

                        (c) the name "Eunice Regional Medical Center" and
                legally permissible variations thereof;

                        (d) all of Lessor's interest, to the extent assignable
                or transferable by it under applicable law, in and to those contracts and agreements relating to the Hospital set forth in
                Schedule 1.1(d) (the "Contracts");

                        (e) the deposits, escrows, prepaid taxes or other
                advance payments relating to any expenses of the Hospital identified in Schedule 1.1(e) (the "Prepaid Expenses");

                        (f) to the extent useable and not obsolete, all
                inventories of supplies, drugs, food, janitorial and office supplies and other disposables and consumables existing on the Closing Date (as defined in Section 2.1) and located at the Hospital (the "Operating Inventory");

                        (g) all notes and accounts receivable, whether recorded
                or unrecorded or assigned for collection arising from and after March 9, 1998 in connection with the operation of the Hospital (the "Patient Receivables");

                        (h) all cash and cash equivalents and short-term
                investments, if any (the "Cash and Cash Equivalents"); and

                        (i) all goodwill associated with the foregoing.

                1.2 EXCLUDED ASSETS. The following items which are related to the Assets are not intended by the parties to be covered by the sale and transfer under Section 1.1 and are excluded from the Assets (collectively, the "Excluded Assets"): (i) prepaid expenses not listed on Schedule 1.1(e), and (ii) any other assets of Lessor related to the Hospital or otherwise not specifically referred to in Section 1 hereof.

                1.3 NET EARNINGS; EXPENSES AND LOSSES. Lessor acknowledges that from and after the Closing, Lessee will be entitled to retain all profits and benefits derived from the operation of the Hospital and Replacement Hospital. Lessee shall pay all expenses and costs, of every kind and description, associated with its operation of the Hospital and the Replacement Hospital. In the event the Hospital or the Replacement Hospital is operating at a loss at any time during the term of the Lease, Lessee shall not be entitled to any payment, in kind or otherwise, from Lessor, and Lessee shall be solely responsible for covering any such loss.

                1.4 ASSIGNMENT AND ASSUMPTION; ASSETS FREE AND CLEAR.

                        (a) Notwithstanding any other provision hereof to the
                contrary, all Assets to be assigned and transferred to Lessee shall, on the Closing Date, be free and clear of all liabilities, liens and encumbrances, except for the liens, liabilities and encumbrances expressly agreed to be assumed by Lessee pursuant to the Assignment and Assumption Agreement (the "Assumption Agreement") substantially in the form attached hereto as Appendix 1.4(a). Except as provided in the Assumption Agreement, Lessee is not assuming and shall not be deemed to have assumed any other liability or obligation of Lessor or any of its affiliates, fixed or contingent, disclosed or undisclosed, or otherwise.

                        (b) To effect assignments and assumptions of Contracts
                contemplated hereby and the Scheduled Leases (as that term is defined in Section 4.6) which Lessee agrees to assume (the "Leases"), Lessee and Lessor shall execute the Assumption Agreement. Except for those Contracts and Scheduled Leases of Lessor expressly assumed by Lessee in the Assumption Agreement, Lessee is not undertaking and shall not be deemed to be responsible for any other of Lessor's leases, agreements or contracts or for any indebtedness incurred or arising with respect to any period on or prior to the Closing Date in connection with the Assets or their operation, whether fixed or contingent, disclosed or undisclosed, or otherwise.

                        (c) If, in the Assumption Agreement, Lessee assumes any
                liabilities of Lessor and if there are, or are alleged to be, any liabilities of Lessor related to those so assumed by Lessee as of the date immediately preceding the Closing Date in excess of the amount of such liabilities so assumed, Lessee shall not be required hereunder to assume or pay such items, but instead shall promptly deliver such items to Lessor for payment, contest, compromise or settlement as Lessor may determine. The amount of any liability assumed by Lessee shall be determined in accordance with Section 1.5.

                        (d) With respect to any indebtedness secured by a lien
                on the Assets which is not expressly assumed by Lessee in the Assumption Agreement, Lessor shall discharge any such lien prior to or at the Closing.

                1.5 PURCHASE OF PREPAID EXPENSES AND OPERATING INVENTORY.

                        (a) The purchase price for the Assets shall be an amount
                equal to the value as of the Closing Date of i) the Cash and Cash Equivalents, ii) the Patient Receivables, iii) the Prepaid Expenses, iv) the Operating Inventory and v) an amount equal the amount necessary, if any, when added to the value of i) through
                iv) to equal to the amount owed by Lessor to Lessee under that certain Interim Management Services Agreement dated as of March 9, 1998, as amended (the "Interim Management Agreement"), whether evidenced by promissory notes or otherwise (the "Additional Purchase Price") (together, the "Purchase Price"). The Purchase Price shall be payable by Lessee to Lessor at Closing by offsetting such amount against the amount owed by Lessor to Lessee under the Interim Management Agreement, whether evidenced by promissory notes or otherwise.

                        (b) The value of the Prepaid Expenses shall be initially
                determined based on the Interim Balance Sheet (as hereinafter defined), and shall be subject to adjustment as provided in
                Section 1.6. Should any dispute arise concerning such inventory, such dispute shall be referred to the Accountants (as hereinafter defined) whose determination in respect of such dispute shall be final.

                        (c) The value of the Operating Inventory shall be
                determined by a physical inventory of such items to be conducted jointly by Lessor and Lessee preceding the Closing Date or on such other day as mutually agreed upon by Lessee and Lessor. Such inventory shall be conducted in accordance with Lessor's prior practices, policies and procedures, and shall be subject to adjustment as provided in
                Section 1.6. Should any dispute arise concerning such inventory, such dispute shall be referred to the Accountants whose determination in respect of such dispute shall be final.

                        (d) As of the Closing, Lessee and Lessor shall prorate,
                if possible, property lease payments, property taxes and other assessments, as well as all other income and expenses with respect to the Hospital which are normally prorated upon the sale of assets of a going concern. Lessor shall, to the extent practicable, order final readings of all power and other utility charges to be made as of the Closing Date and shall pay when due all charges in respect thereof.

                1.6 ADJUSTMENTS TO PURCHASE PRICE.

                        (a) For purposes of determining adjustments to the
                Purchase Price on the Closing Date, such adjustments shall be made initially on or prior to the Closing Date using Lessor's latest regularly prepared unaudited balance sheet in respect of the Hospital (the "Interim Balance Sheet"). The Interim Balance Sheet shall be as of a date not more than forty-five (45) days prior to the Closing. Such initial calculations shall be set forth on a schedule delivered by Lessor to Lessee with a copy of the Interim Balance Sheet not less than three (3) days prior to the Closing.

                        (b) Within one hundred twenty (120) days after the
                Closing Date (or as soon thereafter as possible), the parties shall make final adjustments to the Purchase Price as contemplated by Section 1.5 (the "Post Closing Adjustments"). Lessor shall use its reasonable best efforts, and Lessee shall fully cooperate with Lessor in such efforts, to prepare and deliver to Lessee not later than ninety (90) days after Closing an audited balance sheet of Lessor with respect to the Hospital as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet will be used to determine any Post Closing Adjustments and shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the presentation of the May 31, 1997 balance sheet.

                        (c) Lessor shall deliver a schedule to Lessee detailing
                any Post Closing Adjustments and detailing the differences between the Purchase Price, as adjusted, and the amount paid as the Purchase Price on the Closing Date. Such schedule shall be delivered to Lessee with a copy of the Closing Balance Sheet.

                        (d) Should Lessee dispute the Post Closing Adjustments
                proposed by Lessor, Lessee shall promptly (and in no event later than fifteen (15) days after receipt of the Closing Balance Sheet and the required schedule of Post Closing Adjustments) deliver a schedule to Lessor detailing each disputed Post Closing Adjustment and its proposed Post Closing Adjustments. If after thirty (30) days after delivery of the Closing Balance Sheet, Lessee and Lessor are unable to agree upon the amount of the Post Closing Adjustments, Lessor and Lessee shall submit the matter to arbitration to be determined by an accounting firm mutually acceptable to them. If Lessor and Lessee are unable to agree on the choice of the accounting firm, they will select a nationally recognized accounting firm (the "Accountants") by lot, excluding their respective regular independent accounting firms. The Accountants shall review the proposed Post Closing Adjustments and determine the amount thereof, such determination to be made as soon as practicable. In making such review and determination, the Accountants shall utilize the terms and provisions of this Annex A, together with generally accepted accounting policies and procedures applied on a basis consistent. The decision of the Accountants shall be binding on both Lessor and Lessee. Each of Lessee and Lessor shall pay one-half the expenses of engagement of the Accountants in respect of such review and the resolution of any dispute concerning the Operating Inventory and Post-Closing Adjustments.

                        (e) Within twenty (20) days of Lessee's receipt of the
                Closing Balance Sheet and the required schedule of Post Closing Adjustments (or if Lessee disputes the Post Closing Adjustments, within ten (10) days of the resolution or determination of the adjustments in accordance with Section 1.6(d), above) either i) if applicable, the amount of the Additional Purchase Price shall be adjusted, or (ii) if an adjustment to the Additional Purchase Price is not applicable, (A) Lessee shall be entitled to receive from the Lessor the amount by which the Purchase Price paid on the Closing Date exceeds the Purchase Price, as adjusted, and Lessor shall pay Lessee in cash or in other immediately available funds such additional amounts as may be needed to cover the amount due Lessee; or (B) Lessee shall pay Lessor in cash or other immediately available funds the amount by which the Purchase Price paid on the Closing Date is less than the Purchase Price, as adjusted.

                1.7 OTHER CALCULATIONS. All accounts payable for Operating Inventory ordered by Lessor in a manner prohibited by Section 6.3 hereof shall be retained by Lessor and not purchased by Lessee, unless Lessee shall otherwise agree. Additionally, before the Closing Date, Lessor shall calculate, as of the Closing, the salary and other pay owed to its employees who are employed in connection with the Hospital and whose employment by Lessor will terminate as of the Closing, and Lessor shall distribute such amounts to such employees promptly following the Closing.

                1.8 CESSATION OF LESSOR'S OPERATION. Effective as of the Closing, Lessor shall cease its operation of the Hospital. Such cessation shall include, without limitation, closing the books and accounts, termination of all employees and payment of all amounts due to such terminated employees as contemplated herein, and taking all other actions specified herein and in the Lease and otherwise necessary to facilitate the transactions contemplated herein and in the Lease.

                1.9 PROCEDURE WITH RESPECT TO PATIENTS IN THE HOSPITAL AT CLOSING. To compensate Lessor for services rendered and medicine, drugs and supplies provided by Lessor before the date hereof (the "Lessor Transition Services") to patients admitted to the Hospital on or before the Closing Date but discharged on or after the Closing Date (such patients being referred to herein as the "Transition Patients"), the parties shall take the following actions:

                        (a) As soon as practicable after the Closing Date,
                Lessor shall deliver to Lessee a statement itemizing the Lessor Transition Services provided by Lessor prior to the Closing Date to those Transition Patients for which reimbursement is made on a DRG (or similar "fixed price") basis ("DRG Transition Patients"). Lessee shall allocate to Lessor an amount equal to:

                                (x) the total DRG and outlier payments including
                        capital (before deposit and deductible/copayments per the remittance advice) actually received by Lessee on behalf of a particular DRG Transition Patient, multiplied by a fraction, the numerator of which shall be the total patient days related to the Lessor Transition Services provided to the DRG Transition Patient, and the denominator of which shall be the sum of (1) the total patient days related to the Lessor Transition Services provided to the DRG Transition Patient and (2) the total patient days related to services rendered and medicine, drugs and supplies provided by Lessee on or after the date hereof (the "Lessee Transition Services") to such DRG Transition Patient, minus

                                (y) the amount of deposits and
                        deductibles/copayments per the remittance advice.

                Such allocation shall be made to Lessor for the purpose of determining the amount of Patient Receivables as of the Closing Date. Lessee shall provide copies of remittances and other supporting documentation as reasonably required by Lessor.

                        (b) With respect to those Transition Patients for which
                Government Program Reimbursement is made on a cost basis (the "Medicare Straddle Patients"), Lessee shall allocate to Lessor an amount equal to:

                                (x) the amount of cost-based reimbursement
                        actually received by Lessee for a particular
                        Medicare/Medicaid Straddle Patient on or after the date hereof multiplied by a fraction, the numerator of which shall be the total number of days prior to the date hereof on which Lessor provided Lessor Transition Services to the Medicare/Medicaid Straddle Patient, and the denominator of which shall be the total number of days of the Medicare/Medicaid Straddle Patient's stay at the Hospital;

                        minus

                                (y) the amount of deposits and
                        deductibles/copayments per the remittance advice.

                        (c) As of the Closing Date, Lessor shall prepare
                internal cut-off billings for all patients not covered by
                Section 1.9(a) or Section 1.9(b) (the "Straddle Patients"). Lessor shall be responsible for billing and collecting all amounts due Lessor from Straddle Patients.

                        (d) If Lessee receives any amounts from the Medicare
                program for periodic interim payments or costs paid for on a pass through basis (such as capital costs) associated with the operation of the Hospital and relating to periods prior to the Closing Date, the amount applicable to the period prior to the Closing Date shall be allocated to Lessor for the purpose of determining the Purchase Price as a Post Closing Adjustment. If Lessor receives any amounts from the Medicare program for periodic interim payments or pass through costs (such as capital costs) associated with the operation of the Hospital relating to periods subsequent to the Closing Date, Lessor shall promptly tender same to Lessee.

                        (e) If Lessee receives after Closing any deductibles/
                copayments due Lessor from DRG Transition Patients, or any amount from any Government Reimbursement Program for cost-based patients which relate to services rendered, Lessee shall allocate the full amount thereof to Lessor for the purpose of determining the Purchase Price as a Post Closing Adjustment. If Lessor receives any amount from any Government Reimbursement Program for cost-based patients which relate to services rendered by Lessee, Lessor shall remit within ten (10) days the full amount thereof to the other party.

                        (f) In the event that Lessee and Lessor are unable to
                agree on the amount to be allocated to Lessor under Section 1.9(a), (b), (c) or (d) above, then such amount shall be determined by an accounting firm mutually acceptable to Lessee and Lessor at their joint expense.

                1.10 EXCLUDED LIABILITIES. Except as expressly provided to the contrary herein, under no circumstance shall Lessee be obligated to pay or assume, and none of the Assets shall be or become liable for or subject to, any liability of Lessor, including, without limitation, the following, whether fixed or contingent, recorded or unrecorded (collectively, the "Excluded Liabilities"):

                        (a) indebtedness and other obligations or guarantees of
                Lessor of any kind or nature, other than those specifically assumed by Lessee pursuant to this Annex A;

                        (b) liabilities or obligations of Lessor in respect of
                periods prior to and including Closing arising under the terms of the Medicare, Medicaid, Blue Cross or other third party payor programs, and any liability arising pursuant to the Medicare, Medicaid, Blue Cross or any other third party payor program as a result of the consummation of the transactions contemplated herein, including, without limitation, recapture;

                        (c) federal, state or local tax liabilities or
                obligations of Lessor in respect of periods prior to Closing or resulting from the consummation of the transactions contemplated herein, including, without limitation, any income tax, any franchise tax, any tax recapture, any sales and/or use tax, any indigent care tax, any state and local recording fees and taxes which may arise upon the consummation of the transactions contemplated herein and any FICA, FUTA, workers' compensation taxes and any and all other taxes or amounts due and payable as a result of the exercise by any employees of Lessor (who are not hired by Lessee or who elect prior to or as of Closing not to become employees of Lessee subsequent to Closing) of such employees' rights to vacation, sick leave and holiday benefits accrued while in the employ of Lessor;

                        (d) liability for any and all claims by or on behalf of
                Lessor's employees relating to periods prior to Closing, including, without limitation, liability for all employee benefits whether or not covered by the Employee Retirement Income Security Act of 1974, as amended, including without limitation, any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any EEOC claim, wage and hour claim, unemployment compensation claim or workers' compensation claim, and liability for all employee wages and benefits, including, without limitation, accrued vacation, sick leave, holiday pay, severance pay, and related taxes or other liability related thereto in respect Lessor's employees;

                        (e) liability arising out of or in connection with any
                employee benefit plan or arrangement contributed to by Lessor or any affiliate of Lessor;

                        (f) liabilities or obligations arising as a result of
                any breach by any Lessor at any time of any contract or commitment that is not assumed by Lessee;

                        (g) liabilities or obligations arising out of any breach
                by Lessor prior to Closing of any Contract;

                        (h) any obligation or liability attributable to periods
                prior to or as of Closing and asserted under the federal Hill-Burton program or other restricted grant and loan programs with respect to the ownership or operation of the Assets;

                        (i) any liability arising out of or in connection with
                claims for alleged acts or omissions relating to the ownership or operation of the Hospital or the Assets that occurred prior to Closing;

                        (j) contracts and agreements between any Lessor and one
                or more of Lessor's affiliates;

                        (k) any debt, obligation, expense or liability of the
                Lessor arising out of or incurred solely as a result of any transaction of Lessor occurring after Closing or for any violation by Lessor of any law, regulation or ordinance at any time;

                        (l) liability arising out of the assignment at Closing
                of any Contract, except for those Contracts for which the Lessor has obtained appropriate consents to the assignment or notified Lessee that required consents have not been obtained and Lessee has accepted the assignment;

                        (m) any accounts payable attributable to legal and
                accounting fees and similar costs incurred by Lessor that are directly related to the sale of any of the assets of Lessor;

                        (n) any other current payable that has not been
                historically accounted for by the Lessor as an "Account Payable", including any payable related to compensation or fringe benefits for Lessor's employees;

                        (o) any Medicare "recapture" which may be payable by
                Lessor in connection with the transactions contemplated by the Lease and this Annex A; and

                        (p) any consents or other documents required by any
                leasehold mortgagee providing financing to Lessee in connection with this transaction to be executed and delivered by Lessor.

         2. CLOSING.

                2.1 CLOSING. The consummation of all matters contemplated herein (the "Closing") shall take place in Eunice, Louisiana at the offices of Lessor or other agreed upon location at 9:00 A.M. local time on the date upon which all conditions to Closing set forth in this Agreement have been satisfied, including without limitation all required regulatory and other approvals to the Closing having been obtained, but in no event later than December 31, 1998 unless the parties hereto agree otherwise in writing (the "Closing Date").

                2.2 ACTION OF LESSOR AT CLOSING. At the Closing, Lessor shall deliver to Lessee the following:

                        (i) the Assumption Agreement;

                        (ii) a general bill of sale and assignment substantially
                in the form attached hereto as Appendix 2.2(ii) (the "Bill of Sale") conveying and assigning to Lessee all of the Assets described in Section 1.1;

                        (iii) copies of resolutions duly adopted by Lessor
                authorizing and approving Lessor's performance of the transactions contemplated hereby and the execution and delivery of the documents described herein, certified as true and of full force as of Closing by appropriate officers of Lessor;

                        (iv) certificates, dated as of the Closing Date, of
                officers of Lessor certifying that as of the Closing all of the representations and warranties by or on behalf of Lessor contained in this Annex A are true and correct and all covenants and agreements of Lessor to be performed prior to or as of the Closing pursuant to this Annex A have been performed;

                        (v) certificates of incumbency, dated as of the Closing
                Date, for the officers of Lessor making certifications for Closing or executing the Assumption Agreement or this Annex A;

                        (vi) all of Lessor's Contracts, Leases, commitments,
                books, records and other data relating to the Hospital and the Assets, and simultaneously with such delivery will take all such steps as may reasonably be required to put Lessee in actual operating control of the Hospital and the Assets; and

                        (vii) such other documents as may be reasonably
                requested by Lessee.

                2.3 ACTION OF LESSEE AT CLOSING. At the Closing, Lessee shall deliver to Lessor the following:

                        (i) payment of the Purchase Price in cash or immediately
                available funds;

                        (ii) the Assumption Agreement;

                        (iii) copies of corporate resolutions duly adopted by
                Lessee authorizing and approving Lessee's performance of the transactions contemplated hereby and the execution and delivery of the documents described herein, certified as true and of full force as of Closing by appropriate officers of the Lessee;

                        (iv) a certificate, dated as of the Closing Date, of an
                officer of Lessee certifying that as of the Closing all of the representations and warranties by or on behalf of Lessee contained in this Annex A are true and correct and the covenants and agreements of Lessee to be performed prior to or as of Closing pursuant to this Annex A have been performed;

                        (v) a certificate of incumbency, dated as of the Closing
                Date, for the officers of Lessee making certifications for Closing or executing the Assumption Agreement or this Annex A;

                        (vi) a certificate of qualification to do business of
                Lessee from the State of Louisiana, dated the most recent practical date prior to Closing;

                        (vii) evidence of the purchase by Lessor of the tail
                insurance provided for under Section 7.9 hereof; and

                        (viii) such other documents as may be reasonably
                requested by Lessor.

        3. OPERATION OF HOSPITAL BY LESSEE.

                3.1 GENERAL DESCRIPTION. Except as otherwise provided herein and in the Lease, Lessee shall, at its sole cost and expense be entitled to the profits and benefits, provide the services it deems necessary and appropriate for the operation of the Hospital and the Replacement Hospital. Without limiting the generality of the foregoing, Lessee shall have full and complete authority and discretion consistent with the policies and directives of the Hospital Board (as hereinafter defined),
        (i) in the management, supervision, direction and overall operation of the Hospital and the Replacement Hospital for the purposes stated herein, (ii) as to all policy matters and other decisions affecting such operation, management and maintenance of the Hospital and the Replacement Hospital, (iii) in the day-to-day business, operations and affairs of the Hospital and the Replacement Hospital, and (iv) in planning and coordinating the strategic operational direction of the Hospital. In all events, Lessee's operation of the Hospital shall not cause the Hospital (i) to lose its license, or (ii) to lose its public purpose as defined under Louisiana law, and all duties and responsibilities herein and in the Lease to be performed by Lessee shall be performed in compliance with all Legal Requirements. Lessee shall use its reasonable best efforts to cause the Hospital not to lose its accreditation as a general hospital by JACHO.

                3.2 WARRANTIES BY LESSEE. Notwithstanding that authority granted to Lessee in Paragraph 3.1, Lessee shall operate and manage the Hospital and Replacement Hospital at a minimum as an acute care hospital consistent with those standards acceptable in the industry. Lessee shall perform its obligations consistent wit the public purpose of Lessee and shall not perform in any way that alters such purpose. Lessee further agrees that it shall provide written reports, when requested, but no less than on a quarterly basis, to the Board of Commissioners of Lessor which discusses the complete financial condition of the Hospital or the Replacement Hospital and its ancillary services.

                3.3 EMPLOYEES. Lessee shall, at is sole cost and expense, and for its own account and benefit, recruit, employ, train, supervise, promote and/or terminate all personnel it deems necessary for its operation of the Hospital and the Replacement Hospital. Lessee shall use its best efforts to employ substantially all of the personnel employed at the Hospital immediately prior to the Closing who wish to continue their employment at the Hospital after the Closing. Notwithstanding the foregoing, Lessee does not commit to or guarantee the continued employment of any individual, or to the maintenance of certain staffing levels. From and after closing Lessee shall be solely responsible for all matters associated with such personnel, including, without limitation, payment, in kind or otherwise, of compensation and benefits, payroll and other taxes imposed by federal, state and local Legal Requirements (as that term is defined in the Lease), setting of guidelines for raises, promotions, discipline and/or termination during the term of the Lease.

                3.4 BILLINGS AND COLLECTION. Lessee shall be solely responsible for all billing and collection activities necessary and required for its operation of the Hospital and the Replacement Hospital. Lessee, in its sole discretion, shall establish records, accounts and practicing guidelines, including, without limitation, setoffs for its own purposes from the accounts, the placement of accounts for collection, settlement and compromise of claims and institution of legal action for recovery of accounts, for such billing and collection activities.

                3.5 MAINTENANCE OF EXISTING SERVICES. During the term of this Lease, Lessee shall provide at the Hospital or the Replacement Hospital those healthcare services set forth in Schedule 3.5 which Lessor currently provides at the Hospital and shall not delete such services without consent of Lessor.

                3.6 HOSPITAL BOARD. During the term of the Lease, Lessee shall maintain either a seven (7) or a nine (9) member hospital operating board ("Hospital Board") consisting of the Chief Executive Officer of the Hospital or the Replacement Hospital and an equal number of (i) physician members who are members of the active medical staff of the Hospital or the Replacement Hospital, and (ii) community members, one
        (1) of whom shall be a member of the Board of Commissioners. The Hospital Board shall be governed by Bylaws substantially in the form attached hereto as Appendix 3.6, and shall (a) assist in the development of and monitor reasonably necessary quality review and utilization management programs relating to medical and non-medical professional and technical staffs and patient care units; (b) monitor and evaluate activities required by DHH, JCAHO, JCAHO Accreditation Standards and by other applicable law; (c) evaluate practitioner performance through valid and reliable measurement systems based when appropriate on objective, clinically-sound criteria; (d) monitor clinical aspects of providing quality health care; (f) assist in the development and adoption of criteria, policies, and procedures regarding appointment, reappointment and alteration of medical staff status, granting clinical privileges, disciplinary action and other matters referred by the medical staff boards; and (h) assist in the development of reporting mechanisms so that pertinent findings and recommendations from the foregoing activities are shared with the medical staff. Any policies, procedures, guidelines and directives adopted by the Hospital Board shall be consistent with the foregoing responsibility. Lessee shall keep the Hospital Board informed of matters relating to the operation of the Hospital, including without limitation providing the Hospital Board with copies of its capital budgets, strategic plans, licensing and accreditation surveys, reviews and reports, and summaries of its purchases of furniture, fixtures and equipment and the costs of any leasehold improvements.

                3.7 LICENSES; PERMITS; INSURANCE. Lessee shall obtain and maintain all licenses, permits, other certificates and insurance necessary and required to operate, manage and maintain the Hospital in compliance with all applicable Legal Requirements, as contemplated herein during the term of the Lease. Lessor shall cooperate with Lessee in causing all such licenses now issued in Lessor's name to be issued or reissued in Lessee's name.

        4. REPRESENTATIONS AND WARRANTIES OF LESSOR.

        As of the date hereof, Lessor represents and warrants to Lessee that:

                4.1 CAPACITY. Lessor is a political subdivision of the State of Louisiana duly formed, validly existing and in good standing under the laws of the State of Louisiana, and has all requisite power and authority to operate and lease its properties and to carry on its businesses as now being conducted.

                4.2 POWERS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC.

                        (a) The execution, delivery and performance by Lessor of
                the Lease and this Annex A and the other agreements and transactions contemplated hereby:

                                (i) are within the power of Lessor, are not in
                        contravention of the terms of the any resolution or act or governing instrument or any amendments thereto of Lessor and have been duly authorized by Lessor as and to the extent required; and

                                (ii) on the Closing Date, (A) will not result in
                        any breach of any indenture, agreement, lease or instrument to which Lessor is a party or by which Lessor is bound, (B) will not constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to Lessor, (C) will not violate any law, rule or regulation of any governmental authority applicable to Lessor or any of the Assets and
                        (D) will not require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

                        (b) As of the Closing, this Annex A and the other
                agreements and instruments contemplated hereby have been duly and validly executed and delivered by Lessor. This Annex A and the other agreements and instruments contemplated hereby constitute the valid, legal and binding obligations of Lessor enforceable against it in accordance with their terms except as such may be limited by bankruptcy and other laws of general applicability affecting sellers' and creditors' rights and general equitable principles.

                4.3 FINANCIAL STATEMENTS. Schedule 4.3 hereto consists of true, correct and complete copies of Lessor's audited financial statements for the years ended May 31, 1995 and 1996, and unaudited financial statements for the period beginning June 1, 1997 and ending March 8, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared from and are in accordance with the books and records of Lessor, and, as such, are true, complete and accurate, and fairly present the financial position of Lessor as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles consistently applied ("GAAP"), during such periods. Any financial statements of Lessor prepared as of a date after March 8, 1998 and delivered to Lessee previously or pursuant to this Annex A have been or shall be subject to and prepared in accordance with the preceding representation and the standards set forth therein.

                4.4 LICENSES. Lessor has all licenses and permits relating to the ownership of the Assets and operation of the Hospital as are necessary and required for such ownership and operation. Schedule 4.4 hereto contains a complete description of all material licenses, permits, franchises, certificates of need, certificate of need applications, and PRO memos, if any, and their respective dates of termination or renewal, owned or held by Lessor relating to the ownership, development or operation of the Hospital or the Assets, together with any formal and specific notices or directives received from the agency responsible for such Schedule 4.4 item, for which noncompliance with such notice or directive would likely cause the revocation, suspension or material diminution in term for such item. All items listed on Schedule 4.4 are, to the best of Lessor's knowledge and belief, in good standing and, except as expressly set forth on Schedule 4.4, are not subject to renewal within less than one (1) year.

                4.5 CERTAIN CONTRACTS. Schedule 4.5 lists all contracts to which Lessor is a party involving obligations of Lessor in respect of the Hospital (the "Scheduled Contracts"). Lessor has delivered to Lessee true and correct copies of all Scheduled Contracts. All of such Contracts which Lessee has agreed to assume pursuant to the Assumption Agreement are valid and binding obligations of Lessor, are in full force and effect, and are enforceable against Lessor in accordance with their terms. Except as expressly noted in Schedule 4.5, all Contracts which Lessee has agreed to assume pursuant to the Assumption Agreement are terminable at the option of Lessor on no more than ninety (90) days notice without liability to Lessor. Lessor has not received any notice that the other parties to the Contracts which Lessee has agreed to assume pursuant to the Assumption Agreement are (i) in default under such Contracts or (ii) consider Lessor to be in default thereunder. Except as expressly noted in
        Schedule 4.5, to the best knowledge of Lessor, no party to any of the Contracts which Lessee has agreed to assume pursuant to the Assumption Agreement intends to terminate or materially adversely modify its agreement(s) with respect thereto, or materially adversely change the volume of business done thereunder.

                4.6 CERTAIN LEASES. Schedule 4.6 lists all leases to which Lessor is a party in respect of the Hospital ("Scheduled Leases"). Lessor has delivered to Lessee true and correct copies of all Scheduled Leases and all related amendments, supplements, modifications and related documents (the "Scheduled Lease Documents"). Except as set forth in Schedule 4.6, the Scheduled Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between Lessor and any third parties claiming an interest in Lessor's interest in the Scheduled Leases or otherwise relating to Lessor's use and occupancy of any leased property. All such Scheduled Leases which Lessee has agreed to assume pursuant to the Assumption Agreement are valid and binding obligations of Lessor, are in full force and effect, and are enforceable against Lessor in accordance with their terms; and no event has occurred including, but not limited to, the execution, delivery and performance of this Annex A and the consummation of the transactions contemplated hereby which (whether with or without notice, lapse of time or both) would constitute a default thereunder. Lessor has not received any notice that the other parties to the Scheduled Leases which Lessee has agreed to assume pursuant to the Assumption Agreement are (i) in default under such Leases or (ii) consider Lessor to be in default thereunder. No property leased under any Scheduled Lease which Lessee has agreed to assume pursuant to the Assumption Agreement is, excepted for the Permitted Encumbrances, subject to any lien, encumbrance, easement, right of way, building or use restriction, exception, variance, reservation or limitation as might in any respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Hospital.

                4.7 TITLE TO ASSETS AND RELATED MATTERS. On the Closing Date, Lessor will hold of record good, marketable and insurable title to all of the Assets free and clear of all title defects, liens, pledges, claims, charges, rights of first refusal, security interests or other encumbrances and not subject to any rights of way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, except with respect to all such properties, (i) matters set forth in Schedule 4.7(a), and (ii) liens for current taxes and assessments not in default (collectively, "Permitted Encumbrances"). Copies of the most current title insurance policies, commitments or binders issued to or in the possession of Lessor with respect to the real property described in Schedule A to the Lease are set forth as part of Schedule 4.7(b). Such real property and structures and all machinery and equipment owned or leased by Lessor, are in good operating condition and repair (ordinary wear and tear excepted), taking into account their respective ages and consistent with their past uses, and are adequate for the uses to which they are being put. Except as set forth on Schedule 4.7(c), such buildings and improvements are structurally sound and are in good operating condition and repair (ordinary wear and tear excepted). Lessor has not received any notice of any violation of any building, zoning or other law, ordinance or regulation in respect of such property or structures or their use by Lessor. To Lessor's best knowledge, there is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Hospital facilities or that would materially adversely affect the current or planned use of the Hospital facilities or any part thereof. Schedule 4.7(d) contains rent rolls for each building in which Lessor leases or subleases space to tenants, which rent rolls identify each building and its total square footage, and, with respect to each lease or sublease, identify (a) the tenant or subtenant, (b) the number of square feet leased, (c) the term commencement date and expiration date, (d) the annual or monthly rent and (e) tenant's suite number.

                4.8 EMPLOYEE BENEFIT PLANS. Schedule 4.8 lists (i) any "employee benefit plans" as defined in ERISA (other than a defined contribution pension plan not requiring any contribution by Lessor, Lessor's paid time off policy, and employee group life and health insurance plans that are fully funded through commercial insurance) and (ii) any defined benefit "employee pension benefit plans" (as defined in ERISA).

                4.9 LITIGATION OR PROCEEDINGS. Schedule 4.9 contains a list of each lawsuit or legal proceeding to which Lessor is a party or which arose out of or in connection with the Hospital or which, to the best of Lessor's knowledge, has been threatened against Lessor in connection with the Hospital. Since May 31, 1997, Lessor has not been subject to any formal or informal (of which Lessor has received notice) investigations or proceedings of the Louisiana Department of Health, the United States General Accounting Office, the Health Care Financing Administration or other similar governmental agencies (except for any investigations being conducted in the ordinary course of business and applicable to all hospitals) with respect to the Hospital. There are no such claims, actions, proceedings or investigations of which Lessor has received notice pending or, to the best of Lessor's knowledge, threatened challenging the validity or propriety of the transactions contemplated by this Annex A. Lessor is not now, and has not been, a party to any injunction, order, or decree restricting the method of the conduct of its business or the marketing of any of its services, nor has any governmental agency investigated or requested (other than on a routine basis) information with respect to such methods of business or marketing of services; Lessor has not received any claim that Lessor currently violates any federal, state, or local law, ordinance, rule or regulation, which could have a material adverse effect on the Hospital and no such claim is or has been threatened; and there have been no developments materially adverse to Lessor with respect to any pending or threatened claim, action or proceeding of an administrative or judicial nature, including but not limited to those referred to in Schedule 4.9, and including without limitation any such pending or threatened claim, action or proceeding arising from or relating to (i) the assertion by any governmental authority of any retroactive adjustment of the sums which Lessor was entitled to receive pursuant to government or third party reimbursement programs such as (but not limited to) Medicare and Medicaid, or (ii) any allegation by any governmental authority of fraud or abuse by any current or former officers or employees of Lessor in connection with the making of any application for reimbursement pursuant to the government or third party reimbursement programs referred to in the preceding clause (i).

                4.10 INSURANCE. Schedule 4.10(a) is a list and brief description of all policies or binders of fire, liability, product liability, workers' compensation, health and other forms of insurance policies or binders currently in force insuring Lessor against risks which will remain in full force and effect (or will be replaced by substantially similar coverage) at least through the Closing Date. Schedule 4.10(b) contains a description of all malpractice liability insurance policies of Lessor. Except as set forth on Schedule 4.10(c), (i) Lessor has never filed a written application for any insurance coverage which has been denied by an insurance agency or carrier and (ii) Lessor has been continuously insured for professional malpractice claims for at least the past seven (7) years, including periods during which Lessor was self-insured. Schedule 4.10(c) also sets forth a list of all claims for any insured loss in excess of $5,000 per occurrence, filed by Lessor during the three (3) year period immediately preceding the Closing Date, including but not limited to, workers' compensation, general liability, environmental liability and professional malpractice liability claims. Lessor is not in material default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in due and timely fashion.

                4.11 POST-BALANCE SHEET RESULTS. Except as set forth on Schedule 4.11, since May 31, 1997, there has not been:

                        (a) any damage, destruction or loss (whether or not
                covered by insurance) materially adversely affecting the Hospital, taken as a whole;

                        (b) any sale, lease, transfer or disposition by Lessor
                of the Hospital; or

                        (c) any change or the occurrence of any fact or
                condition which may be reasonably expected to have a material adverse effect on the Hospital or the value of the Assets, other than such changes, facts and conditions, if any, affecting the Eunice, Louisiana hospital service area generally, the general economy or the healthcare industry generally.

                4.12 LESSOR'S EMPLOYEES. Schedule 4.12 contains a list of all of Lessor's employees, their current salary or wage rates, department and a job title or other summary of the responsibilities of such employees. Since May 31, 1997 there has not been any increase in the compensation payable or to become payable by Lessor to any of Lessor's officers, employees or agents, or any bonus payment or arrangement made to or with any such person, except as described in Schedule 4.12. Lessor has not incurred any liability, or taken or failed to take any action which will result in any liability, in respect of any failure to comply with the Fair Labor Standards Act or any other applicable laws dealing with minimum wages or maximum hours for employees. Except as set forth on
        Schedule 4.12, all employees of Lessor are terminable at will by Lessor.
        Schedule 4.12 includes a list of all employees of Lessor (other than "part-time employees") who have been "terminated" or "laid-off" since January 1, 1998 (as such quoted terms are defined in the Worker Adjustment and Retraining Notification Act).

                4.13 LABOR MATTERS. Lessor has no collective bargaining agreements with any labor union, and there are no current negotiations with a labor union. Lessor is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against Lessor pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Lessor, threatened against or affecting Lessor. No grievance which might have an adverse effect on Lessor or any such arbitration proceeding arising out of or under collective bargaining agreements is pending, and no claim therefor exists. Lessor has not experienced any employee strikes since the date the Hospital began operation.

                4.14 CERTAIN REPRESENTATIONS WITH RESPECT TO THE HOSPITAL.

                        (a) The Hospital has current contractual arrangements
                with Blue Cross. Complete and accurate copies of the existing Blue Cross contracts of the Hospital have been furnished to Lessee. The Hospital is presently in compliance with all of the terms, conditions and provisions of such contracts.

                        (b) The Hospital is duly accredited as a general
                hospital by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), and a copy of its most recent report, list of deficiencies, if any, and Certificate of Accreditation relating to the Hospital is included in Schedule 4.14.

                        (c) The Hospital is qualified for participation in the
                Medicare program. Complete and accurate copies of Lessor's existing Medicare contracts for the Hospital have been furnished to Lessee. The Hospital is presently in compliance with all of the terms, conditions and provisions of such contracts.

                        (d) The Hospital is qualified for participation in the
                Medicaid program. Complete and accurate copies of Lessor's existing Medicaid contracts for the Hospital have been furnished to Lessee. The Hospital is presently in compliance with all of the terms, conditions and provisions of such contracts.

                        (e) The Hospital participates in the CHAMPUS program.
                The Hospital is presently in compliance in all material respects with all of the terms and conditions of such participation.

                        (f) Included in Schedule 4.14 are copies of the fire
                marshal reports with respect to the Hospital since January 1, 1994. The Hospital is not in violation in any material respect of any fire code.

                        (g) Except as set forth in Schedule 4.14, Lessor has
                received no written notification that the Hospital is in violation of local building codes, ordinances or zoning laws. The building or buildings in which the Hospital is located comply in all material respects with all local building codes, ordinances and zoning laws and are in a state of good condition and repair, normal wear and tear excepted.

                        (h) Included in Schedule 4.14 is a copy of all licensure
                survey reports of the Hospital by the Louisiana Department of Health and Hospitals since January 1, 1994.

                        (i) Included in Schedule 4.14 are copies of the Bylaws
                of the Medical Staff of the Hospital and copies of minutes of meetings thereof since January 1, 1996. No proceedings are pending or threatened seeking to remove or limit the privileges of any member of the medical staff of the Hospital.

                        (j) Complete and accurate copies of all appraisals, if
                any, obtained by Lessor since January 1, 1994, relating to the Hospital or any of the Assets have been furnished to Lessee.

                        (k) The Hospital is licensed by the Louisiana Department
                of Health and Hospitals as a general acute care hospital authorized to operate a _____ bed general acute care hospital in its existing facilities located in the Eunice, Louisiana. Except as set forth in Schedule 4.14, the Hospital is presently in compliance in all material respects with all the terms, conditions and provisions of such licenses. Schedule 4.14 also contains a copy of such licenses. The facilities, equipment, and operations of the Hospital satisfy, without material exception, the applicable hospital licensing requirements of the State of Louisiana.

                4.15 REIMBURSEMENT MATTERS. Complete and accurate copies of all Medicare cost reports and related forms filed during the past three years by Lessor have been furnished to Lessee. To the best of knowledge and belief of Lessor, the amounts set up as provisions for the Medicaid or Medicare adjustments and adjustments by any other third party payors on the Financial Statements are sufficient to pay any amounts for which Lessor may be liable. Lessor has received no written notices that Medicare or Medicaid have any claims against it which may reasonably be expected to result in consolidated net offsets against future reimbursement in excess of that provided for in such financial statements. Neither Lessor nor any of its employees have committed a violation of the Medicare and Medicaid fraud and abuse provisions of the federal Social Security Act. Lessor agrees that Lessee may, in its discretion, reopen cost reports for any period prior to Closing, and that Lessee shall be entitled to retain any amounts which would be payable to Lessor as a result of any adjustments thereto.

                4.16 HILL-BURTON FUNDS. To the extent funds have been received on behalf of Lessor or any predecessor of Lessor to construct, improve or acquire any of the Assets under the "Hill-Burton" Act, the financial obligation in respect of such funds has been fully satisfied, and Lessee shall not be required to pay, or otherwise satisfy, any amounts as a "recovery" or otherwise as a result of the consummation of the transactions contemplated by this Annex A.

                4.17 TAXES. Lessor has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges shown thereon as due and payable, other than those presently payable without penalty or interest or those being contested in good faith by appropriate procedures. There are no liens with respect to taxes (except for liens with respect to property taxes not yet due) upon any of the Assets. Lessor has not conducted the business of the Hospital or engaged in any transaction which would cause the transaction contemplated hereby to be taxable under Louisiana sales and use tax laws.

        4.18 EQUIPMENT. All assets of Lessor consisting of equipment listed on Schedule B to the Lease are in good operating condition and repair, ordinary wear and tear excepted. Except as disclosed on Schedule 4.18, the only transactions related thereto since May 31, 1997, have been additions thereto in the ordinary course of business. All of such equipment (except for leased items for which the lessors have valid security interests) at the Closing will be free and clear of any lien or security interest or other encumbrance other than Permitted Encumbrances.

        4.19 PAYMENTS. Neither Lessor nor any affiliate or representative thereof has, directly or indirectly, paid, delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any person, government official or other party with respect to the Hospital that has or is illegal under any federal, state or local law.

        4.20 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or specifically reserved against (which reserves are believed adequate in amount) in the Financial Statements or any financial statements prepared in respect of Lessor's business thereafter, Lessor did not have, at the date of such financial statements, any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) required to be reflected thereon or included therein, except for any liabilities which were incurred in the ordinary course of business consistent with past practice or have been discharged or paid in full prior to the date hereof.

        4.21 NO MISLEADING STATEMENTS. No representation or warranty by Lessor contained in the Lease or this Annex A, and no statement contained in any Schedule (including any supplement or amendment thereto) and the documents to be delivered at the Closing by or on behalf of Lessor to Lessee or any of its representatives in connection with the transactions contemplated hereby (the Schedules, including any supplement or amendment thereto, and such other documents are herein referred to, collectively, as the "Additional Documents"), and no written statement made or delivered by Lessor in connection with this Annex A or the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or, to the best of their knowledge after due inquiry, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Copies of all documents described on any Schedule hereto shall be true, correct and complete, and all descriptions of such documents shall be true and complete.

        5. REPRESENTATIONS AND WARRANTIES OF LESSEE. As of the date hereof Lessee represents and warrants to Lessor the following:

                5.1 LESSEE CAPACITY. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee with all requisite power and authority to own, operate and lease its properties, and carry on its business in Louisiana.

                5.2 CORPORATE AUTHORIZATION/CONTRACT BINDING. The execution, delivery and performance by Lessee of the Lease and this Annex A and the other agreements and transactions contemplated hereby are within Lessee's power, are not in contravention of the terms of Lessee's Articles of Incorporation or Bylaws, or any amendments thereto. No provisions exist in any document or instrument to which Lessee is a party or by which Lessee is bound which would be violated by the execution of, or the performance by Lessee, and the consummation by Lessee of the transactions contemplated by, this Annex A. This Annex A will, upon execution, constitute the valid, legal and binding obligation of Lessee, enforceable against Lessee in accordance with its terms except as such may be limited by bankruptcy and other laws of general applicability affecting sellers' and creditors' rights and general equitable principles.

                5.3 NO MISLEADING STATEMENTS. No representation or warranty by Lessee contained in the Lease or this Annex A, and no statement contained in any of the documents to be delivered at the Closing by or on behalf of Lessee to Lessor or any of its representatives in connection with the transactions contemplated hereby, and no written statement made or delivered by Lessee in connection with this Annex A or the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or, to the best of its knowledge after due inquiry, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                5.4 FULL DISCLOSURE. During the term of its management and operation of the Hospital, which term began on March 9, 1998, and continuing through the date of this Agreement, neither Lessee nor any of its Affiliates (as that term is defined in the Lease) or any of their respective officers, directors, employees or agents, has any actual notice or has any actual knowledge of any fact or other information which would cause Lessor to be in default of any representation, warranty, covenant or other agreement made by Lessor in this Agreement or in the Lease. Lessee expressly agrees to forfeit any and all rights of indemnification under
        Section 8.2 hereof or elsewhere herein or in the Lease with respect to the breach of any such representation, warranty, covenant or other agreement made by Lessor to the extent of any breach by Lessee of the representation and warranty contained in this Section 5.4.

        6. COVENANTS OF LESSOR. LESSOR COVENANTS AND AGREES AS FOLLOWS:

                6.1 INFORMATION. Between the date of this Annex A and the Closing Date, Lessor shall afford to the officers and authorized representatives of Lessee reasonable access during normal business hours to the Hospital and to Lessor's books and records and will furnish to Lessee such additional financial data and other information relating to the Hospital as Lessee may from time to time reasonably request. Lessor covenants and agrees to cooperate reasonably with Lessee in Lessee's efforts (i) to make any required filings and to obtain any governmental approvals necessary in order to consummate the transactions contemplated hereby, (ii) to respond to any governmental investigation of such transactions, and (iii) to defend any legal or administrative proceedings challenging such transactions. Lessor will, upon reasonable request, cooperate with Lessee, Lessee's representatives and counsel in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions herein contemplated. With respect to Confidential Information provided by Lessor in connection with and relative to the transactions contemplated by this Annex A, Lessee covenants and agrees to use reasonable efforts to cause its officers, employees, representatives and agents to hold all such Confidential Information in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of Lessee's counsel, by other requirements of law, and, if requested, to return all originals and copies of any such written Confidential Information to Lessor in the event for any reason the transactions herein are not consummated. Any release to the public of information with respect to the transactions herein will be made only in the form and manner approved by the parties and their respective representatives. Lessee covenants and agrees that it will not use, and will not knowingly permit others to use, any Confidential Information in a manner detrimental to the business of the Hospital or Lessor or to their competitive disadvantage. For the purposes hereof, "Confidential Information" shall mean all information of any kind concerning Lessor, obtained, directly or indirectly, from Lessor in connection with the transactions contemplated by this Annex A except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known by Lessee to be under an obligation to Lessor to keep such information confidential, or (iii) which is or becomes known to the public (other than through a breach of this Annex
        A).

                6.2 OPERATIONS. Between the date of this Annex A and the Closing Date, with respect to the ownership of the Assets and operation of the Hospital, Lessor will:

                        (a) carry on Lessor's business in substantially the same
                manner as Lessor has heretofore and not make any material change in personnel or operations, and not make any change in finance or accounting policies;

                        (b) maintain the Assets in substantially as good working
                order and condition as at present, ordinary wear and tear excepted;

                        (c) perform in all respects Lessor's obligations under
                agreements relating to or affecting the Hospital;

                        (d) keep in full force and effect present insurance
                policies or other comparable insurance coverage;

                        (e) use its reasonable best efforts to maintain and
                preserve Lessor's business organization intact, retain Lessor's present employees and maintain Lessor's relationship with suppliers, customers and others having business relations with Lessor;

                        (f) within a reasonable time prior to Closing, permit
                Lessee to make offers to any of Lessor's personnel who work at the Hospital for employment by Lessee subsequent to the Closing, which personnel shall be allowed to accept or reject such offers without penalty;

                        (g) terminate the participation of the employees that
                are hired by Lessee in Lessor's employee health or welfare benefit plans, if any, and comply with the terms and conditions of all such plans;

                        (h) not effect, grant or pay any increase in
                compensation to any employee, officer or director of Lessor other than annual raises and bonuses to employees and officers consistent with those effected, granted or paid in prior years or otherwise pursuant to existing policies; and

                6.3 CERTAIN CHANGES. Except as described in Schedule 6.3, between the date of this Annex A and the Closing Date, Lessor will not, without the prior written consent of Lessee:

                        (a) license or sell or agree to license or sell any of
                the Assets except for the depletion of inventories sold in the ordinary course of Lessor's business; or

                        (b) engage in any transaction out of the ordinary course
                of business, including any sale, transfer, lease, encumbrance or granting of a security interest in any portion of the Assets (except as provided in Section 6.3(a) above); or

                        (c) acquire, or make any capital expenditure in respect
                of, any additional items of property, plant or equipment having a value in excess of $1,000 with respect to any one item or $10,000 in the aggregate.

                Lessor agrees to consult with Lessee with respect to entering into, renewing or terminating any contract or lease relating to the Hospital and will not enter into, renew or terminate any such contract or lease without the prior written consent of Lessee.

                6.4 CASUALTY. If any material part of the Hospital is damaged so as to be rendered unusable or destroyed prior to Closing, Lessee may elect to terminate the Lease and this Annex A and all obligations of the parties hereunder.

                6.5 BEST EFFORTS TO CLOSE. Lessor shall use its best efforts to proceed toward the Closing and to cause the conditions to Closing to be met as soon as practicable and consistent with other terms contained herein. Lessor shall notify Lessee as soon as practicable of any event or matter which comes to Lessor's attention which may reasonably be expected to prevent the conditions to Lessor's obligations being met.

                6.6 FINAL COST REPORT. Within one hundred fifty (150) days after Closing, Lessor shall furnish to Lessee a copy of Lessor's final cost report filed in respect of the Medicare and Medicaid programs, or any successor governmental program, reflecting consummation of the transactions contemplated hereby.

                6.7 CONSENTS. Lessor will use its reasonable best efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary in the reasonable opinion of Lessee, prudent for the purpose of (i) consummating the transactions contemplated hereby, or
        (ii) enabling the Lessee to continue to operate the Hospital in the ordinary course after the Closing.

                6.8 INSURANCE. Lessor shall take all action reasonably requested by Lessee to enable it to succeed to the Workmen's Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of Lessor and other ratings for insurance or other purposes established by Lessor. Lessee shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

                6.9 NOTICE; EFFORTS TO REMEDY. Lessor shall promptly give written notice to Lessee upon becoming aware of the impending occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of Lessor contained or referred to in this Annex A and shall use its reasonable best efforts to prevent or promptly remedy the same.

                6.10 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Lessor will promptly supplement or amend the Schedules prepared pursuant to Section 4 hereof with respect to any matter hereafter arising which, if existing or occurring at the date of this Annex A, would have been required to be set forth or described in the Schedules or which is necessary to correct any information in the Schedules which has been rendered inaccurate thereby; provided, however, that upon delivery of any such supplement or amendment to the Schedules, Lessee shall have the right to terminate this Annex A by notifying Lessor of its election to so terminate.

                6.11 NON-COMPETITION. During the term of the Lease, neither Lessor nor any of its subsidiaries or affiliates shall, without the prior written consent of Lessee, directly or indirectly, (i) engage in the construction or operation of any hospital (other than the Replacement Hospital) or of any other health care facility which provides services similar to the services provided by the Hospital or the Replacement Hospital, or (ii) acquire, lease or own, serve as a member or be a shareholder (other than a stockholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market, provided that such holding at no time exceeds five percent (5%) of the outstanding stock of any class of any such corporation) of, or otherwise exercise management control over, a hospital, any other health care facility or any business providing health insurance or funding the delivery of health care which is in completion with the Hospital or the Replacement Hospital, which, in respect of (i) and (ii) above, is located within one hundred (100) miles of Eunice, Louisiana.

        7. COVENANTS OF LESSEE. Lessee covenants and agrees as follows:

                7.1 BEST EFFORTS TO CLOSE. Lessee shall use its best efforts to proceed toward the Closing and to cause the conditions to Closing to be met as soon as practicable and consistent with other terms contained herein. Lessor shall notify Lessee as soon as practicable of any event or matter which comes to Lessor's attention which may reasonably be expected to prevent the conditions to Lessor's obligations being met.

                7.2 CONSENTS. Lessee will use its reasonable best efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary in the reasonable opinion of Lessee, prudent for the purpose of (i) consummating the transactions contemplated hereby, or
        (ii) enabling the Lessee to continue to operate the Hospital in the ordinary course after the Closing.

                7.3 NOTICE; EFFORTS TO REMEDY. Lessee shall promptly give written notice to Lessor upon becoming aware of the impending occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of Lessee contained or referred to in this Annex A and shall use its reasonable best efforts to prevent or promptly remedy the same.

                7.4 MIS SYSTEM. Lessee shall complete the installation of a new management information system for use in the operation of the Hospital as soon as reasonably possible following the Closing.

                7.5 NEW EQUIPMENT. Lessee shall purchase at least One Million Six Hundred Thousand Dollars ($1,600,000) of new equipment for use in the Hospital within the first twelve (12) months of the Lease. Such equipment shall include a C-arm, CT scanner and a new "R and F" unit to be ordered within thirty (30) days following the Closing. Thereafter, Lessee shall spend at least Five Hundred Thousand Dollars ($500,000) per year on new equipment in each of the next two (2) years following Closing. Thereafter, Lessee shall purchase new equipment each year as needed consistent with comparable acute care facilities.

                7.6 WORKING CAPITAL. Lessee shall provide up to Three Million Five Hundred Thousand Dollars ($3,500,000) in new working capital for use in the operation of the Hospital. Such working capital is inclusive of any working capital previously provided in connection with Lessee's interim management of the Hospital, but is in addition to Lessee's responsibility for all financial operations of the Hospital and the Replacement Hospital.

                7.7 FULL DISCLOSURE. On and from the date hereof continuing to and including the Closing, Lessee covenants and agrees to disclose to Lessor in writing any and all notices it or any of its Affiliates, or any of their respective officers, directors, employees or agents, receive, and any actual knowledge of any fact or other information which they now have or hereafter acquire, which would cause Lessor to be in default of any representation, warranty, covenant or other agreement made by Lessor in this Agreement or in the Lease. Lessee expressly agrees to forfeit any and all rights of indemnification under Section
        8.2 hereof or elsewhere herein or in the Lease with respect to the breach of any such representation, warranty, covenant or other agreement made by Lessor to the extent of any breach by Lessee of the covenant and agreement contained in this Section 7.7.

                7.8 TAIL INSURANCE. Lessee will obtain, at its expense, "tail" malpractice insurance coverage which (a) provides coverage for an unlimited period of time for claims asserted after Closing relating to incidents occurring prior to Closing; (b) provides coverage of not less than $1,000,000.00 per claim; (c) is provided by a carrier reasonably acceptable to Lessor; and (d) names Lessor as an additional insured.

                7.9 PHYSICIAN RECRUITING. Lessee will use its best efforts to recruit six (6) new physicians, in specialty areas selected after consultation with the Hospital Board in the twenty-four (24) month period following Closing at a cost not to exceed $200,000 per physician. Lessee shall not, at anytime during the term of the Lease, directly or indirectly, recruit or assist in the recruiting, of any physician then a member of the medical staff of the Hospital or the Replacement Hospital, away from the Hospital or the Replacement Hospital.

                7.10 MEDICAL OFFICE BUILDING. At such time as Lessee has entered into binding agreements with five (5) additional physicians to locate or relocate their medical practices in the Eunice, Louisiana community, net of any physicians currently on the active medical staff of the Hospital who may have relocated away from the Eunice, Louisiana community or ceased practicing medicine, Lessee will meet and work with Lessor and interested physicians to identify a site (the "MOB Site") for the construction of a new medical office building ("MOB") and to determine an appropriate arrangement for causing the MOB to be constructed.

                7.11 NON-COMPETITION. During the term of the Lease, neither Lessee nor any of its subsidiaries or affiliates shall, without the prior written consent of Lessor, directly or indirectly, (i) engage in the construction or operation of any hospital (other than the Replacement Hospital) or of any other health care facility which provides services similar to the services provided by the Hospital or the Replacement Hospital, or (ii) acquire, lease or






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

        own, serve as a member or be a shareholder (other than a stockholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market, provided that such holding at no time exceeds five percent (5%) of the outstanding stock of any class of any such corporation) of, or otherwise exercise management control over, a hospital, any other health care facility or any business providing health insurance or funding the delivery of health care which is in completion with the Hospital or the Replacement Hospital, which, in respect of (i) and (ii) above, is located within one hundred (100) miles of Eunice, Louisiana.

                7.12 BUSINESS OFFICE AND ACCOUNTING FUNCTIONS. Lessee will complete its reestablishment of the business office and all accounting functions at a cost of approximately $100,000.

                7.13 MARKETING. Lessee will initiate an area wide marketing campaign promptly following the Closing at a cost not to exceed $50,000.

                7.14 HOSPITAL IMPROVEMENTS. During the first twelve months following the Closing Date, Lessee shall make repairs, renovations and improvements to the Hospital in an amount not less than $1,000,000, including without limitation those repairs, renovations and improvements described in Schedule 7.14.

        8. INDEMNIFICATION.

                8.1 Indemnity by Lessee. Lessee shall indemnify, defend and hold harmless Lessor, its officers, directors, employees and agents (jointly and severally, "Lessee Indemnified Parties") from and against any and all liabilities, losses, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing and defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by any of them, directly or indirectly, as a result or arising from the following:

                        (i) any inaccuracy in or breach or nonfulfillment of any
                of the representations, warranties, covenants or agreements made by Lessee in this Annex A or the other agreements contemplated hereby;

                        (ii) any liability imposed on Lessor to the extent such
                liability has been expressly assumed by Lessee pursuant to this Annex A or the Assumption Agreement;





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

                        (iii) any misrepresentation in or any omission from any
                certificate or other document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Lessee under this Annex A; and

                        (iv) any liability threatened or imposed on Lessor
                arising out of Lessee's operation of the Hospital from and after Closing, whether or not such liability has been expressly assumed by Lessee pursuant to any provision of this Annex A.

                The indemnification obligations of Lessee shall survive indefinitely.

                To be entitled to such indemnification, Lessee Indemnified Party shall give Lessee prompt written notice of any breach or of the assertion by a third party of any claim with respect to which Lessee Indemnified Party may bring a claim for indemnification hereunder, and in all events must have supplied such notice to Lessee within the period for the defense of such claims by Lessee. Lessee shall have the right, at its own expense, to defend and litigate any such third party claim, and such Lessee Indemnified Party shall cooperate in good faith with Lessee to permit Lessee to do so. Should such Lessee Indemnified Party settle or compromise any claim or matter for which an indemnity would be payable by a Lessee hereunder without the prior written consent of such Lessee, Lessee shall be relieved of any liability hereunder to such Lessee with respect to such claim or matter.

                8.2 INDEMNITY BY LESSOR. Lessor shall indemnify, defend and hold harmless Lessee and its respective officers, directors, employees, shareholders and agents (jointly and severally, the "Lessor Indemnified Parties") from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by any of them, directly or indirectly, as a result or arising out from the following:

                        (i) any inaccuracy in or breach or nonfulfillment of any
                of the representations, warranties, covenants or agreements made by Lessor in this Annex A or the other agreements contemplated hereby;

                        (ii) any liability of Lessor or liability, including
                without limitation professional malpractice or general liability claims and claims of liability under either the Medicare or Medicaid programs, arising out of the operation of the Hospital prior to the Closing which is imposed on Lessee, except to the extent such liability has been expressly assumed by Lessee pursuant to this Annex A or the Assumption Agreement; and





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

                        (iii) any misrepresentation in any certificate or other
                document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Lessor under this Annex A.

                To be entitled to such indemnification, a Lessor Indemnified Party shall give Lessor prompt written notice of any breach or the assertion by a third party of any claim with respect to which a Lessor Indemnified Party may bring a claim for indemnification hereunder, and in all events must have supplied such notice to Lessor within the applicable period for defense of such claims by Lessor. At the request of Lessor, Lessor shall contest in good faith by appropriate proceedings any claim or matter for which an indemnity may be payable by Lessor hereunder. In the alternative, Lessor shall also have the right, at its own expense, and at its option, to contest any such third party claim, and Lessor Indemnified Party shall cooperate in good faith with Lessor to permit Lessor to do so. Should such Lessor Indemnified Party settle or compromise any claim or matter for which an indemnity may be payable by Lessor hereunder without the prior written consent of Lessor, Lessor shall be relieved of any liability hereunder with respect to such claim or matter.

        9. CONDITIONS PRECEDENT TO OBLIGATIONS OF LESSEE. The obligations of Lessee hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Lessee:

                9.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Lessor contained in this Annex A shall be true and correct as of the Closing Date; and the covenants and conditions of this Annex A to be complied with or performed by Lessor on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

                9.2 OPINION OF LESSOR'S COUNSEL. Lessee shall have received an opinion from Massengale DeBruhl, counsel to Lessor, dated as of the Closing Date and addressed to Lessee, to the effect that: (i) Lessor has been duly formed, is validly existing and in good standing under the laws of the State of Louisiana; (ii) Lessor has full power and authority to make, execute, deliver and perform the Lease and this Annex A, and all proceedings required to be taken by Lessor to authorize the execution and performance of the Lease and this Annex A, and to sell, convey, assign, transfer and deliver the Assets described in Section 1.3, as herein contemplated have all been duly taken and in accordance with any applicable Sunshine Law; (iii) the Lease and this Annex A and all, assignments and other instruments of conveyance and transfer delivered hereunder constitute the valid and binding obligations of Lessor, enforceable in accordance with their terms, subject to bankruptcy and other similar laws affecting creditors' rights and debtors' relief generally and subject to general principles of equity;
        (iv) except as specifically set forth in Annex A or any Schedule to Annex A, neither the execution and delivery of






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

        the Lease and this Annex A nor the consummation of the asset sale transaction herein contemplated conflicts with, or results in a breach of, any resolution or act or governing instrument of Lessor or any material agreement or instrument known to Lessor's counsel to which Lessor is a party or by which Lessor or the Assets are bound; and (v) such other matters as may be reasonably requested by Lessee.

                9.3 PRE-CLOSING CONFIRMATIONS. Lessee shall have obtained documentation or other evidence confirming the following:

                        (a) confirmation and effective transfer or reissuance of
                the appropriate licensure of the Hospital if and to the extent required by the State of Louisiana for its continued operation after Closing; and

                        (b) confirmation of Medicare and Medicaid certification
                of the Hospital if and to the extent required for its continued operation after Closing.

                9.4 ACTION OR PROCEEDING. No action, proceeding, investigation or administrative hearing before a court or any other governmental agency or body shall have been instituted or threatened against Lessor or Lessee which seeks injunctive relief in anticipation of the sale of the Assets and may reasonably be expected to prohibit the sale of the Assets to Lessee or seeks damages in a material amount by reason of the consummation of such sale.

                9.5 SCHEDULES. Lessee shall have been furnished with those Schedules enumerated on the Table of Schedules updated to the most recent practicable date prior to Closing to the extent of any changes therein to which Lessor has knowledge and Lessee shall not have expressed reasonable objection to Lessor in writing with respect thereto.

                9.6 CONSENTS; LICENSES. All notices to, and consents, authorizations, approvals and waivers from, third parties required for Lessor to consummate the transactions contemplated hereby or required in connection with Lessor's assignment and Lessee's assumption of any Contract or Lease shall have been made and obtained. Lessee shall have reason to believe that the Louisiana Department of Health shall issue to Lessee promptly after the Closing a license to operate the Hospital and all presently authorized supplemental and special services shall be so authorized for Lessee on and after Closing.

                9.7 PROCEEDINGS AND DOCUMENTS SATISFACTORY. Lessee shall have received such certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance reasonably satisfactory to it and its counsel. All proceedings in connection with the






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        transactions contemplated herein and all certificates and documents delivered to Lessee pursuant to this Annex A shall be reasonably satisfactory in form and substance to Lessee and its counsel acting reasonably and in good faith.

                9.8 DELIVERY OF CERTAIN DOCUMENTS. At the Closing, Lessor shall have delivered to Lessee all documents, agreements and instruments contemplated by Section 2.2.

                9.9 ENVIRONMENTAL SURVEY. Lessee shall have received environmental assessments, satisfactory in form and substance, with respect to the real property.

                9.10 ADVERSE CHANGES. There shall not have occurred after the date hereof any change in or effect on Lessor that is, or with reasonable certainty might be, materially adverse to its business, prospects, operations, properties, assets, liabilities or condition (financial or otherwise).

                9.11 BOND FINANCING. Lessor's bond indebtedness secured by the Hospital (the "Bond Financing") shall have been paid off or defeased to the satisfaction of Lessee.

                9.12 APPROVAL OF SCHEDULES. Lessee and Lessor shall have mutually agreed upon the content of each Schedule hereto.

                9.13 TITLE COMMITMENT, POLICY AND SURVEY.

                        (a) At least thirty (30) days prior to Closing, Lessee
                shall have received a title commitment (the "Title Commitment") from a nationally recognized title company selected by Lessee (the "Title Company") with reinsurance through such title reinsurers and in such amounts as is acceptable to Lessee, together with legible copies of all exceptions to title referenced therein. The Title Commitment shall set forth the state of title to the Premises, together with all exceptions or conditions to such title, including, without limitation, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the Premises which would appear in an owner's title policy, if issued. The Title Commitment shall contain the express commitment of the Title Company to issue one or more owners' title policies (collectively, the "Title Policy") to Lessee in an amount satisfactory to Lessee The Title Policy (a) shall insure leasehold title to the Premises in Lessee, subject only to such matters as may be acceptable to Lessee in its sole discretion (the "Permitted Encumbrances"), and (b) shall include such reinsurance pursuant to reinsurance agreement with direct access to the reinsurers as Lessee may reasonably require. The standard printed exceptions to such






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

                policies shall be modified or endorsed as follows: (a) the standard printed exception for taxes shall be limited to taxes for 1998, not yet due and payable, (b) the standard printed exception for rights of parties in possession shall be limited to "rights of parties in possession under recorded or unrecorded leases, if any, and (c) the standard printed exception for discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments, or protrusions or any overlapping of improvements shall be modified to delete all of the foregoing except "shortages in area." The Title Commitment and the Title Policy will be furnished to the Lessee at Lessee's sole cost and expense.

                        (b) SURVEY. No later than twenty (20) days prior to the
                Closing Date, Lessee shall have received, at its sole cost and expense, cause three (3) copies of one or more surveys of the Premises (whether one or more, the "Survey"). The Survey shall, at a minimum: (a) be currently dated (which may include a current re-certification of a previously prepared survey plat);
                (b) show the location on the Premises of all improvements, fences, evidences of abandoned fences, lakes, ponds, creeks, streams, rivers, easements, roads, and right-of-way; (c) identify all easements and rights-of-way by reference to the recording information applicable to the documents creating such easements or rights-of-way; (d) show any encroachments onto the Premises from any adjacent property, any encroachments from the Premises onto adjacent property, and any encroachments into any easement or restricted area within the Premises; (e) locate all existing improvements (such as buildings, power lines, fences, and the like); (f) locate all dedicated public streets or other roadways providing access to the Premises, including all curb cuts and all alleys; (g) locate all set-back lines and similar restrictions covering the Premises or any part thereof and any violations of such restrictions; and (h) show thereon a legal description of the boundaries of the Premises by metes and bounds or other appropriate legal description. The Survey shall otherwise be in accordance with minimum technical standards for surveys of comparable property as set forth in all applicable laws, regulations, or statements of professional surveying standards. The Survey shall contain the surveyor's certification to Lessee, the Title Company and Lessee's lender that: (i) the Survey was made on the ground; (ii) there are no visible or recorded easements, discrepancies, conflicts, encroachments or overlapping of improvements except as shown on the Survey; (iii) the Survey correctly shows all visible or recorded easements or rights of way across the Premises or any other easements or rights of way of which the Surveyor has been advised, including, without limitation, those matters affecting title reflected in the Title Commitment; (iv) the Survey correctly shows the location of all






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                buildings, structures and other improvements situated on the
                Premises; (v) the Survey conforms to all applicable minimum guidelines for surveys of comparable property as set forth in applicable laws, regulations or professional standards; (vi) all streets abutting the Premises and all means of ingress to and egress from the Premises have been completed, dedicated and accepted for public maintenance by the city, town or other appropriate political subdivision in which the Premises is located; (vii) except as shown thereon, the Premises are not located within the 100-year flood plain or other flood hazard area; (viii) the Survey is a true, correct and accurate representation of the Premises; and (ix) such other matters as may be required by the Title Company to allow it to issue the Title Policy or Lessee's lender to allow it to make the loan.

                        (c) UNPERMITTED EXCEPTIONS AND SURVEY DEFECTS. If (i)
                the Title Commitment discloses a title exception other than a Permitted Encumbrance (an "Unpermitted Exception") or (ii) the Survey discloses an encroachment or overlap or any other matter which renders title to the Premises unmarketable or reflects that any utility service to the improvements or access thereto does not lie wholly within the Premises or an unencumbered easement for the benefit of the Premises or reflects any other matter adversely affecting the use or improvements of the Premises ( a "Survey Defect"), then Lessor shall have thirty
                (30) days from the date of delivery thereof to have the Unpermitted Exception removed from the Title Commitment or the Survey Defect corrected or insured over by an appropriate title insurance endorsement, all in a manner reasonably satisfactory to Lessee, and in any such event the Closing shall be extended, if necessary, to the date which is five (5) business days after the expiration of such 30 day period. If Lessor fails to have any Unpermitted Exception removed or any Survey Defect corrected or otherwise insured over to the reasonable satisfaction of Lessee within the time specified therefor, Lessee, at its sole option, upon not less than three (3) days' prior written notice to Lessor, may elect to:

                                (1) Take leasehold title to the subject parcel
                        of Premises as it then is with the right to require a cash payment to Lessee in an amount equal to all liens, claims, encumbrances and costs of correction;

                                (2) Waive such Unpermitted Encumbrance or Survey
                        Defect; or

                                (3) Terminate the Lease and this Annex A and all
                        of Lessee's obligations hereunder and thereunder.



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

        10. CONDITIONS PRECEDENT TO OBLIGATIONS OF LESSOR. The obligations of Lessor hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Lessor:

                10.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Lessee contained in this Annex A shall be true and correct as of the Closing Date; and the covenants and conditions of this Annex A to be complied with or performed by Lessee on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

                10.2 OPINION OF LESSEE'S COUNSEL. Lessor shall have received from Waller Lansden Dortch & Davis, A Professional Limited Liability Company, counsel to Lessee, an opinion dated as of the Closing Date addressed to Lessor, in form and substance satisfactory to Lessor to the effect that: (i) Lessee is a corporation validly existing and in good standing under the laws of the State of Tennessee and is duly qualified to do business in the State of Louisiana; (ii) the execution, delivery and performance of the Lease and this Annex A has been duly authorized by all requisite action; (iii) Lessee has full power and authority to make, execute, deliver and perform the Lease and this Annex A, and all proceedings required to be taken by Lessee to authorize the execution and performance of the Lease and this Annex A as herein contemplated have all been duly and properly taken; (iv) the Lease and this Annex A constitute valid and binding obligations of Lessee, enforceable in accordance with their terms, subject to bankruptcy and other similar laws affecting creditors' rights or debtors' relief generally and subject to general principles of equity; (v) neither the execution and delivery of the Lease and this Annex A, nor the consummation of the transactions therein or herein contemplated, nor the compliance and fulfillment of the terms and conditions thereof or hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of Lessee or any agreement or instrument known to Lessee's counsel to which Lessee is a party or by which Lessee is bound or affected; and (vi) such other matters as may be reasonably requested by Lessor. Lessee's counsel's opinion may state that such counsel is not admitted to practice in any state other than the State of Tennessee and may be limited to the laws of the State of Tennessee, the General Corporation Law of the State of Delaware, and the federal laws of the United States; provided however, that Lessee's counsel shall assume, in giving such opinion, that the laws of the State of Louisiana are identical with the laws of the State of Tennessee.

                10.3 ACTION OR PROCEEDING. No action, proceeding, investigation or administrative hearing before a court or any other governmental agency or body shall have been instituted or threatened against Lessee or Lessor which seeks injunctive relief in anticipation of the transactions contemplated herein and may reasonably be expected to prohibit the transactions contemplated herein or seeks damages in a material amount by reason of the consummation of such transactions.

                10.4 PROCEEDINGS AND DOCUMENTS SATISFACTORY. Lessor shall have received such certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance reasonably satisfactory to it and its counsel. All proceedings in connection with the purchase of the Assets set forth herein and all certificates and documents delivered to Lessor pursuant to this Annex A shall be reasonably satisfactory in form and substance to Lessor and its counsel acting reasonably and in good faith.

                10.5 DELIVERY OF CERTAIN DOCUMENTS. At the Closing, the Lessee shall have delivered to Lessor all documents, agreements and instruments contemplated by Section 2.3.

                10.6 APPROVAL OF SCHEDULES. Lessee and Lessor shall have mutually agreed upon the content of each schedule hereto.

                10.7 PRE-CLOSING CONFIRMATIONS. Lessor shall have obtained documentation or other evidence confirming the following:

                        (a) confirmation and effective transfer or reissuance of
                the appropriate licensure of the Hospital if and to the extent required by the State of Louisiana for its continued operation after Closing; and

                        (b) confirmation of Medicare and Medicaid certification
                of the Hospital if and to the extent required for its continued operation after Closing.

                10.8 CONSENTS; LICENSES. All notices to, and consents, authorizations, approvals and waivers from, third parties required for Lessor to consummate the transactions contemplated hereby or required in connection with Lessor's assignment and Lessee's assumption of any Contract or Lease shall have been made and obtained. Lessor shall have reason to believe that Louisiana Department of Health shall issue to Lessee promptly after the Closing a license to operate the Hospital and all presently authorized supplemental and special services shall be so authorized for Lessee on and after Closing.

                10.9 BOND FINANCING. Lessor's Bond Financing shall have been paid off or defeased to the satisfaction of Lessee.



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

                10.10 ADVERSE CHANGES. There shall not have occurred after the date hereof, any change in or effect on Lessee that is, or with reasonable certainty might be, materially adverse to its business, prospects, operations, properties, assets, liabilities or condition (financial or otherwise).

        11. REPLACEMENT HOSPITAL. With twelve (12) months of the Closing Date, Lessee shall deliver to Lessor architectural rendering for a Replacement Hospital. At the time the MOB site is identified pursuant to Section 7.11, Lessor and Lessee shall also identify the site for the Replacement Hospital. Immediately upon the Hospital achieving revenues Net Patient Revenues of $18,000,000 on an annualized basis (such amount to be adjusted annually on January 1st based on changes in the Consumer Price Index during the preceding year) (the "Target Net Revenues"), Lessee shall use its reasonable best efforts, seek necessary approvals for, construct and equip the Replacement Hospital. The term "Net Patient Revenues" means gross revenues derived from the provision of patient services less contractual adjustments and policy discounts. The term "Replacement Hospital" means an acute care hospital, including the property on which it is situated, and those subordinate and related facilities, furnishings, fixtures and equipment having a cost currently estimated to be approximately Twenty Million Dollars ($20,000,000) that Lessee deems adequate to meet the health care needs of the Eunice, Louisiana community. Lessee shall assist Lessor in acquiring land needed for the project, arranging design of the facility by competent professional architects, seeking necessary approvals, and engaging a contractor to accomplish the construction and the purchasing of necessary equipment. Lessor shall hold title to any land acquired and, upon acquisition of such land, Lessee and Lessor shall enter into a ground lease for such land providing for a) a term of at least fifty (50) years, b) prepayment of rent in an amount equal to the costs to Lessor of acquiring the land, c) a right of first refusal in favor of Lessee in the event Lessor elected to transfer its interest in the land, d) a right of first refusal in favor of Lessor in the event Lessee elected to transfer its leasehold interest in the land and/or its interest in the Replacement to any person not an affiliate of Lessee, e) payment by Lessor to Lessee at the end of the term of the ground lease of an amount equal to the unamortized value of any improvements to the land or the Replacement Hospital in the ten (10) years immediately preceding the end of the term of the ground lease, f) an option in favor of the Lessor to purchase from Lessee at fair market value any personal property assets used in the operation of the Replacement Hospital, and (g) such other terms and conditions mutually satisfactory to Lessor and Lessee. Immediately thereafter, Lessor and Lessee shall execute whatever documents are reasonably necessary to enable the project to proceed including, without limitation, contracts and agreements associated with the design, construction and equipping of the Replacement Hospital. Lessor shall cooperate as requested and shall actively support Lessee's efforts to secure the necessary approvals for the Replacement Hospital, including, without limitation, approval of an application for a certificate of need from the appropriate state licensing authority and reasonably requested changes in zoning, variances in zoning, and any other land use restrictions.



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        12. GENERAL.

                12.1 APPENDICES, SCHEDULES AND OTHER INSTRUMENTS. Each Appendix, Schedule and Certificate, if any, to this Annex A shall be considered a part hereof as if set forth herein in full.

                12.2 PRE-CLOSING ACCESS. In addition to Lessor's covenants in
        Section 5.1, Lessor shall give Lessee, its accountants, its counsel, and other representatives reasonable access to the premises, books and records, and offices of the Hospital, and make such information in respect thereof as Lessee may reasonably request available to Lessee, as may be necessary for Lessee to examine the Assets being acquired. No such inspection by Lessee shall interfere with Lessor's conduct of business in the ordinary course.

                12.3 ADDITIONAL ASSURANCES. The provisions of this Annex A shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonably necessary to effectuate this Annex A.

                12.4 CONSENTS, APPROVALS AND DISCRETION. Whenever this Annex A requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

                12.5 CHOICE OF LAW. THE PARTIES AGREE THAT THIS ANNEX A SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF LOUISIANA.

                12.6 BENEFIT; ASSIGNMENT. Subject to the provisions herein to the contrary, this Annex A shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Annex A without the prior written consent of the other party.

                12.7 BROKERAGE. Lessor on one hand and Lessee on the other hand agree to indemnify the other parties from and against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

                12.8 COST OF TRANSACTION. Whether or not the transactions contemplated hereby shall be consummated, the parties agree as follows:
        (i) Lessor will pay the fees, expenses, and disbursements of Lessor and its



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        agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto; and (ii)
        Lessee shall pay the fees, expenses and disbursements of Lessee and its agents, representatives, accountants and counsel incurred in connection with the subject matter hereof and any amendments hereto. Lessor shall pay any transfer taxes and recording fees resulting from the consummation of the transactions contemplated hereby.

                12.9 CONFIDENTIALITY. It is understood by the parties that the information acquired by, and the documents and instruments delivered to, Lessee or the shareholder, affiliates, officers, employees or agents of Lessee (collectively, "Agents"), by Lessor or Lessor's officers, employees or agents (collectively, "Lessor" and "Lessor's Agents") are of a confidential and proprietary nature. Lessee agrees that it will and will use its best efforts to cause Agents to maintain the confidentiality of all such information, documents or instruments acquired by or delivered to Lessee and Agents in connection with the negotiation of this Annex A or in compliance with the terms, conditions and covenants hereof and only to disclose such information, documents and instruments to such duly authorized persons as are necessary to effect the transaction contemplated hereby. Lessee further agrees that if the transactions contemplated hereby are not consummated, Lessee and Agents will return all documents and instruments acquired from Lessor or its affiliates and all copies thereof in their possession to Lessor, and will not use any such non-public information in any way to compete with Lessor or Lessor's respective affiliates, successors or assigns or in a manner which would be detrimental to the businesses, financial affairs or reputations of Lessor or Lessor's respective officers and affiliates, successors and assigns. Lessee for itself and Agents recognizes that any breach of this Section 10.9 would result in irreparable harm to Lessor and Lessor's respective officers and affiliates and that therefore either Lessor or any of Lessor's respective officers and affiliates shall be entitled to an injunction to prohibit any such breach by Lessee and Agents in addition to all of their other legal and equitable remedies. Nothing in this Section 10.9 shall prohibit the use of such confidential information, documents or information for such governmental filings as are required by law or governmental regulations or the disclosure of such confidential information if such disclosure is compelled by judicial or administrative process or, in the opinion of Lessee's counsel, other requirements of law.

                12.10 WAIVER. The waiver by either party of a breach or violation of any term or provision of this Annex A shall not operate as, or be construed to be, a waiver of any subsequent breach of the same provision by any party or of the breach of any other term or provision of this Annex A. The delay or a failure of a party to transmit any written notice hereunder shall not constitute a waiver by such party of any default hereunder or of any other or





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        further default under this Annex A except as may expressly be provided for by the terms of this Annex A.

                12.11 TAX ALLOCATION. The allocation of the Purchase Price for tax purposes shall be made in a manner reasonable acceptable to both Lessor and to Lessee prior to the Closing. Such allocation shall be set forth in a statement prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, which statement shall be prepared in a manner generally consistent with the form of Internal Revenue Service Form 8594. Lessee and Lessor shall cooperate in the preparation of such statement of allocation and each party hereto shall file a copy of such statement as required by applicable law.

                12.12 INTERPRETATION. Each of the parties has agreed to the use of the particular language of the provisions of this Annex A including all attached Appendices and Schedules, and any questions of doubtful interpretation shall not be resolved by any rule or interpretation against the draftsman but rather in accordance with the fair meaning thereof, having due regard to the benefits and rights intended to be conferred upon the parties hereto and the limitations and restrictions upon such rights and benefits intended to be provided.

                12.13 NOTICE. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be in writing and shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

                         Lessor: St. Landry Parish Hospital District No. 1 450 Moosa Blvd.
                                    Eunice, Louisiana 70535
                                    Attention: Chairman

                                    with a copy to:

                                    Massengale DeBruhl
                                    2750 Poydras Center
                                    650 Poydras Street
                                    New Orleans, Louisiana 70130-6101
                                    Attention: Kathleen DeBruhl

                         Lessee:    PHC-Eunice, Inc.
                                    105 Westwood Place, Suite 400
                                    Brentwood, Tennessee 37027
                                    Attention: Chief Executive Officer



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                                    with a copy to:

                                    Waller Lansden Dortch & Davis,
                                    A Professional Limited Liability Company
                                    Nashville City Center
                                    511 Union Street, Suite 2100
                                    Nashville, Tennessee 37219
                                    Attention: Franklin A. Berryman, Esq.

         or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

                  12.14 SEVERABILITY. In the event any provision of this Annex A is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Annex A, which shall be in full force and effect, enforceable in accordance with its terms, including, without limitation, those terms which contemplate or require the further agreements of the parties. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Annex A provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable.

                  12.15 GENDER AND NUMBER. Whenever the context of this Annex A requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

                  12.16 DIVISIONS AND HEADINGS. The divisions of this Annex A into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Annex A.

                  12.17 CONSENTED ASSIGNMENT. Anything contained herein to the contrary notwithstanding, this Annex A shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of Lessor thereunder, unless such consent is obtained. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect Lessor's rights thereunder so that Lessee would not in fact receive all such rights, Lessor shall cooperate in any reasonable arrangement designed to provide for Lessee the benefit under any such claims, rights, contracts, licenses, leases, commitments, sales orders or purchase orders, including, without limitation, enforcement, at no out-of-





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        pocket cost to Lessor, of any and all rights of Lessor against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

                12.18 SURVIVAL. All statements made by the parties hereto herein or in the Schedules or in any other financial statement, document, instrument, certificate, exhibit or list delivered to each other hereunder by or on behalf of parties hereto shall be deemed representations and warranties of the parties hereto regardless of any investigation made by or on behalf of Lessee. Furthermore, the representations, warranties, covenants and agreements made by the parties in this Annex A shall survive the Closing for a period of five
        (5) years, except for the representations and warranties of Lessor set forth in Section 3.7 which shall survive indefinitely.

                12.19 ENTIRE AGREEMENT; AMENDMENT. This Annex A supersedes all prior contracts, understandings and agreements, whether written or oral, and constitutes the entire agreement of the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically included herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this Annex A, the parties rely solely upon the representations and agreements contained in this Annex A and no others. No terms, conditions, warranties, or representations, other than those contained herein and no amendments or modifications hereto, shall be binding unless made in writing and signed by the party to be charged.

                12.20 COUNTERPARTS. This Annex A may be executed in multiple originals or counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                12.21 RISK OF LOSS. Notwithstanding any other provision hereof to the contrary, the risk of loss in respect of casualty to the Assets shall be borne by Lessor through the time of Closing and by the Lessee thereafter.

                12.22 PAYMENT OF ADDITIONAL AMOUNT. Lessee shall pay Lessor an additional amount at Closing equal to the amount required to pay off the Bond Financing. Lessor and Lessee anticipate that such amount will be approximately $600,000 at Closing. Such amount shall be used by Lessor to pay off or defease the Bond Financing at Closing.

                12.23 PAYMENT OF CERTAIN EXPENSES OF LESSOR. So long as the Lease or the ground lease with respect to the Replacement Hospital is in effect, to the extent that Lessor does not otherwise have a source of funds available to it, Lessee shall pay the ongoing reasonable legal and accounting fees and expenses actually incurred by Lessor in an amount not to exceed an




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        amount to be mutually agreed on by Lessor and Lessee prior to Lessor incurring the same, and the statutory per diem amounts payable to the members of the Board of Commissions in connection with the regularly scheduled meetings of the Board of Commissioners.

                12.24 DUE DILIGENCE. The parties acknowledge and agree that they have executed this Annex A (i) prior to Lessee having completed its due diligence with respect to the transactions described in this Annex A, and (ii) without there being attached hereto all of the Schedules required by this Annex A, or, in the case where a Schedule has been attached, it may not contain all of the information required to make it complete. Lessor shall provide full and complete Schedules on or before June 19, 1998, and may amend or supplement any theretofore submitted Schedules on or before such date. Such finally submitted complete Schedules submitted on or before June 19, 1998, shall be deemed part of this Annex A and incorporated herein as of the date hereof as if originally submitted to Lessee and attached hereto as of the date hereof. Lessee shall have until July 10, 1998 (the "Due Diligence Period") to review the Schedules and complete its due diligence. The Due Diligence Period may be modified by mutual written agreement of Lessor and Lessee, and shall be extended a reasonable period of time to allow Lessee to consider and conduct due diligence with respect to the Schedules. Notwithstanding the foregoing, in the event Lessee discovers any material issue in the course of its due diligence with respect to the matters set forth in the Schedules and matters related or incident thereto, Lessee shall give Lessor written notice thereof, and Lessor shall have thirty (30) days to resolve such issue to Lessee's satisfaction. In the event Lessor is unable to do so, Lessee may terminate this Annex A and the Lease, and thereafter this Annex A and the Lease, and the rights and obligations of the parties under this Annex A and the Lease shall be null and void.



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                IN WITNESS WHEREOF, the parties hereto have caused this Annex A to be executed in multiple originals by their duly authorized officers and their corporate or official seals duly affixed hereto, all as of the day and year first above written.

                                         PHC-EUNICE, INC.


                                         By: /s/ James Thomas Anderson
                                             -----------------------------------
                                         Title:  Senior Vice President
                                                 -------------------------------

                                         ST. LANDRY PARISH HOSPITAL SERVICE
                                         DISTRICT NO. 1


                                         By: /s/ Thomas R. Myers
                                             -----------------------------------
                                         Title: Chairman
                                                --------------------------------






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